Exhibit 10.1

AGREEMENT OF LEASE

FOR AND IN CONSIDERATION of the mutual covenants herein contained, as of this 30th day of June, 2005, the parties hereto do hereby agree as follows:

1. Incorporated Terms. The following terms are incorporated by reference into this Agreement of Lease (this “Lease”):

(a) NAME AND ADDRESS OF LANDLORD:

1005 VIRGINIA ASSOCIATES, L.P.

c/o First Evergreen

101 Eisenhower Parkway

Roseland, New Jersey 07068

(b) NAME AND ADDRESS OF TENANT:

KULICKE AND SOFFA INDUSTRIES, INC.

2101 Blair Mill Road

Willow Grove, Pennsylvania 19090

(c) DESCRIPTION OF PREMISES:

The entire building known as 485 Delaware Avenue a/k/a 1005 Virginia Drive, Fort Washington, Pennsylvania.

(d) AREA OF PREMISES:

For the purposes of this Lease, the content of the Premises is deemed to be 88,000 rentable square feet.

(e) TERM OF LEASE:

Subject to Section 3, the Term shall be twelve (12) “lease years” (as hereinafter defined in Section 3), commencing as set forth in Section 3 and expiring twelve (12) lease years thereafter.

(f) PERMITTED USE:

The Tenant named herein, and any assignee or sublessee pursuant to a “Permitted Transfer” (as hereinafter defined in Section 18(a)), shall have the right to use the Premises for any lawful purpose, including but not limited to, general office and administrative, light industrial, and other uses ancillary thereto. Any other assignee or sublessee shall only have the right to use the Premises for general office and administrative, light industrial, and other uses ancillary thereto, provided that the square footage of the listed non-office uses, in the aggregate, does not exceed the square footage thereof that exists upon Tenant’s completion of the “Initial Work” (as defined in the Initial Work Rider).

(g) SECURITY DEPOSIT:

See Section 33

(h) TENANT’S SHARE:

100%

(i) BASE EXPENSE YEAR:

Calendar year 2006

(j) BASE TAX YEAR:

Calendar year 2006

(k) BROKER:

Collectively, Binswanger and Tactix Advisory Services, Inc.; commission to be paid by Landlord pursuant to a separate agreement between Broker and Landlord.

(l) RIDERS TO LEASE:

Initial Work Rider

Annual Rent Rider

Extension Options Rider

Rules and Regulations Rider

(m) LANDLORD’S CONTRIBUTION:

As defined in the Initial Work Rider

2. Description of Premises; Property Rights. (a) Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the building (the “Building”) described in Section 1(c) (the “Premises”) (the Building, the land upon which the Building is located and the other improvements located on the land are hereinafter collectively called the “Property”). A site plan of the Property is attached hereto as Exhibit A and made a part hereof. Tenant shall have access to the Property from the Delivery Date until the Expiration Date or earlier termination of the Term of this Lease, twenty-four (24) hours a day, seven (7) days a week.

(b) The parties acknowledge that there are multiple methods of computing rentable area and hereby agree for the purposes of this Lease that the rentable area of the Premises and the Building is the number of square feet set forth in Section 1(d).

(c) Landlord shall have no obligation to do any work in and to the Premises or the Building to render them ready for Tenant’s initial occupancy, other than as described in Section 3(a) below. Tenant has inspected the Premises and agrees to take the Premises in “as is” condition, except as otherwise expressly provided herein.

(d) Tenant shall have the right, without interference or hindrance by Landlord, to utilize such portions of the Property for purposes, and in locations, as Tenant determines are necessary or desirable for the operation of Tenant’s business upon the Premises. Landlord reserves the right to utilize portions of the Property (but not the Premises) so long as such utilization does not interfere with Tenant’s use, occupancy and enjoyment of the Premises and the Property (“Landlord’s Reserved Property Rights”), such as, by way of example, installation of a cell tower or satellite dish, or similar device. Any such cell towers, satellite dishes, and the like, shall be properly secured, fenced off and/or screened from view, and shall not transmit in a manner which interferes with any satellite dish (or technical evolution thereof) previously installed upon the Premises by Tenant for Tenant’s use; provided, however, that any such cell tower erected by Landlord pursuant to Landlord’s Reserved Property Rights shall be located within that portion of the Property mutually agreed to by Landlord and Tenant. Landlord and Tenant agree to act in good faith in determining the location of said cell tower. In no event shall Landlord or Tenant be permitted to install billboards upon the Property.

(e) In the event that at any time during the Term, any space in the adjacent building located at 1015 Virginia Drive, Fort Washington, Pennsylvania (the “1015 Building”) shall become available for lease (the “Available Space”), then provided that (i) Tenant is in possession of the Premises and there is no uncured “Event of Default” (as hereinafter defined in Section 25(a)) then outstanding under this Lease, (ii) Tenant’s financial condition and creditworthiness are reasonably satisfactory to Landlord, and (iii) Landlord, or affiliates of Landlord, shall be the owner(s) (or controlling interest holder(s)) of both the Building and the 1015 Building, Landlord shall notify Tenant of the availability of the Available Space and the terms and conditions upon which Landlord proposes the same to be leased. Landlord represents and warrants to Tenant that an affiliate of Landlord is currently the fee owner of the 1015 Building. Subject to prior rights granted to any other tenants or other parties to lease the Available Space, Tenant shall have a period of twenty (20) days from the date of delivery of such notice within which to notify Landlord of its election to lease the Available Space on the same terms and conditions as set forth in Landlord’s notice to Tenant. In the event that Tenant does not so notify Landlord of its election to lease the Available Space within the aforesaid twenty (20) day period, time being of the essence, Landlord shall be free to lease the Available Space to any party as Landlord may elect upon such terms as Landlord and any proposed tenant of the Available Space may agree upon. In the event Tenant elects to lease the Available Space as aforesaid, the Available Space shall thereafter be deemed part of the Premises and Tenant shall thereafter pay the Annual Rent and Additional Rent for such space and otherwise comply with the other terms and conditions set forth in Landlord’s notice. In the event Tenant elects to lease the Available Space as aforesaid, a lease amendment shall be prepared by Landlord and shall be executed by Tenant within five (5) business days of receipt thereof, or Tenant’s right to lease the Available Space shall, at Landlord’s option, be rendered null and void.

3. Term. (a) For purposes hereof, the “Delivery Date” shall mean the date on which Landlord delivers possession of the Premises to Tenant in a structurally sound condition, broom-clean, free of all equipment, furniture, trade fixtures, and personal property (except as set forth in Section 42), and free of all rights or claims of possession of prior tenants and occupants, with the HVAC system and all other Building systems in good working condition. The term of this Lease (the “Term”) shall commence on the date (the “Commencement Date”) which shall be the earlier to occur of (i) the date which shall be one hundred fifty (150) days after the Delivery Date, or (ii) the date on which Tenant commences business operations at the Premises, and shall expire on the date (the “Expiration Date”) which shall be twelve (12) lease years after the Commencement Date. Notwithstanding anything to the contrary contained in this Lease, the installation, set up, testing and operating (for migration purposes only) of Tenant’s information technology systems within the Premises shall not be deemed to be commencing business operations within the Premises. Tenant shall have the option to extend the Term as set forth in the Extension Options Rider attached hereto.

(b) Should the Delivery Date be delayed by reason of Tenant’s delay, Event of Default, lack of cooperation, or failure or delay in delivering any matter or detail required to be supplied by Tenant, the Delivery Date shall nonetheless occur on the date which is the earlier of (i) the date when Landlord delivers possession of the Premises to Tenant as herein provided, or (ii) the date when Landlord would have delivered possession of the Premises to Tenant but for the occurrence of any event of Tenant’s delay referred to above.

(c) Intentionally omitted.

(d) The first “lease year” shall be the period commencing on the Commencement Date and ending twelve (12) full calendar months after the “Rent Commencement Date” (as hereinafter defined in Section 4(c)); provided, however, that if the Rent Commencement Date is not the first day of a month, the first lease year shall commence on the Commencement Date and end on the last day of the twelfth (12th) full calendar month immediately following the Rent Commencement Date. Each succeeding twelve (12) calendar month period thereafter shall be a lease year. Landlord and Tenant acknowledge that the first lease year shall be for a period greater than twelve (12) calendar months.

(e) Within ten (10) days after the request of either Landlord or Tenant after the occurrence of the Commencement Date, the parties hereto shall execute and deliver to the other party a written confirmation of the Commencement Date, the Rent Commencement Date and Expiration Date of this Lease.

4. Annual Rent; Additional Rent. (a) Tenant shall pay to Landlord at the address set forth in Section 1(a), or to such other person or at such other place as the Landlord may from time to time designate, without previous demand therefor and without counterclaim, deduction or set-off, the annual rent (“Annual Rent”) set forth on the Annual Rent Rider attached hereto. Annual Rent shall be payable in monthly installments as set forth on the Annual Rent Rider in advance on the first day of each month during the Term of the Lease commencing upon the Rent Commencement Date. If the Rent Commencement Date shall be other than the first day of a calendar month, Tenant shall pay Landlord on the Rent Commencement Date the proportionate amount of Annual Rent for the balance of such month computed by dividing the monthly Annual Rent by thirty (30) and then multiplying the result by the number of days beginning with and including the Rent Commencement Date and ending with and including the last day of the month in which the Rent Commencement Date occurs. The first full monthly installment of Annual Rent shall be paid by Tenant upon Tenant’s execution of this Lease.

(b) All sums other than Annual Rent payable by Tenant under this Lease shall be deemed to be “Additional Rent” regardless of to whom such sums may be payable. Additional Rent shall be payable without counterclaim, deduction or set-off. In the event of an Event of Default by Tenant hereunder in payment of any item of Additional Rent, Landlord shall have available to it all rights and remedies provided by this Lease and by law as for non-payment of Annual Rent. The term “rent” in the Lease means Annual Rent and Additional Rent.

(c) Notwithstanding anything to the contrary contained herein, Tenant shall not be obligated to pay Annual Rent until the date (the “Rent Commencement Date”) which shall be five (5) months following the Commencement Date. Tenant shall otherwise be required to comply with all of the other terms and provisions of this Lease from and after the Commencement Date. The first full monthly installment of Annual Rent payable by Tenant upon the execution of this Lease shall be for the sixth (6th) full calendar month of the Term hereof.

5. Operating Expenses. (a) Commencing on January 1, 2007 (the “Expense Rent Commencement Date”), Tenant shall pay, as Additional Rent, Tenant’s Share referred to in Section 1(h) of the Lease of the “expenses” (as hereinafter defined) of the Property for any calendar year which occurs wholly or partially during the Term of this Lease in excess of the expenses of the Property for the calendar year referred to in Section 1(i) of this Lease (the “Base Expense Year”) (such Additional Rent is hereinafter called the “Expense Rent”). The term “expenses” shall mean any and all costs incurred by Landlord in connection with the ownership, operation, maintenance, care and repair of the Property, including, but not limited to, gardening and landscaping; snow removal; repairing, resurfacing or repaving the parking areas, roads or driveways on the Property ; maintaining, repairing and replacing the roof of the Building; maintaining, repairing and replacing the heating, ventilating and air conditioning system and other mechanical systems serving the Building; premiums for fire and other casualty insurance, rent insurance, liability insurance, workers compensation insurance and other insurance with respect to the Property ; wages, medical insurance, pension payments and other fringe benefits of all employees servicing the Property ; payroll taxes; labor and materials for repairs and replacements for the Building and its components and other improvements on the Property ; trash removal; all cleaning except for cleaning performed by Tenant in accordance with the terms of this Lease; service contracts; electricity, gas, water, sewer and other utility charges and rents unless payable by Tenant in accordance with the terms of this Lease; licenses and permits required for the ownership and operation of the Property ; sales and use taxes payable by Landlord, or its agents or contractors in connection with tangible personal property and services purchased exclusively for and used exclusively in the management, operation, maintenance, care and repair of the Property ; fuel oil; painting; security; professional fees; administrative expenses; management fees paid to third parties in connection with the management of the Property, which management fees shall not exceed four (4%) percent of the Annual Rent payable by Tenant for each calendar year during the Term; and alterations and improvements made by reason of governmental or insurance company requirements. To the extent any expenses are shared with any other properties owned or managed by Landlord or is affiliates (including, without limitation, the 1015 Building), only the pro-rated portion of such expense relating to the Property shall be included in “expenses.” The term “expenses” shall include all capital improvements (subject to Section 5(b) below) provided that the cost for such capital improvements shall be amortized on a straight-line basis over a useful life period, and Tenant shall reimburse Landlord for the portion of such costs allocable to the applicable amortization period which falls within the Term hereof. At Tenant’s option, Expense Rent with respect to capital expenditures shall be paid by Tenant either (i) in a lump sum without interest within twenty (20) days of its receipt of Landlord’s invoice therefor, or (ii) in monthly installments, as Additional Rent, at the same time and in the same manner as Annual Rent, which installments shall be paid together with annual interest on the outstanding amount at a rate equal to the “Prime Rate” reported in the “Money Rates” column of the Wall Street Journal from time to time (or such other reasonably equivalent journal should the Wall Street Journal cease publication) (the “Prime Rate”) plus six (6%) percent. Notwithstanding anything to the contrary contained herein, in the event that the Building is less than one hundred percent (100%) occupied during the Base Expense Year (including any portion of the Base Expense Year occurring prior to the Commencement Date) and/or any calendar year of the Term, the expenses of the Property for the Base Expense Year and/or such calendar year, as the case may be, shall be appropriately adjusted so that the expenses of the Property shall reflect such costs as would have been incurred in the operation of a fully occupied office building in the Philadelphia, Pennsylvania area similar to the Building. In addition to the foregoing, expenses for the Base Expense Year shall also be adjusted to exclude any extraordinary expense of a one time nature incurred during the Base Expense Year.

(b) Notwithstanding any provision contained in this Lease to the contrary, the term “expenses” shall not include mortgage debt or ground rents incurred by Landlord as owner of the Property; leasing commissions; accountants, consultants or attorneys fees; costs of construction of the Building and related facilities; costs of any items or services sold or provided to Tenant for which Landlord is otherwise reimbursed; fees and higher interest charges caused by Landlord’s refinancing the Property costs and expenses related to violations of laws, statutes, ordinances, rules or regulations of any governmental or quasi-governmental authority which were in effect on the date of this Lease; costs incurred due to a violation by Landlord of the terms and conditions of this Lease; overhead and profit increment paid to subsidiaries or affiliates of Landlord, or to any party as a result of a non competitive selection process, for management or other services on or to the Property or for supplies or other materials, to the extent that the costs of such services, supplies or materials exceed the costs that would have been paid had the services, supplies or materials been provided by unaffiliated parties on a competitive basis; commissions, advertising and promotional expenditures; costs or expenses related to any “Structural Elements” (as hereinafter defined in Section 13(b)); and costs or expenses related to Landlord’s exercise of Landlord’s Reserved Property Rights.

(c) Commencing on the Expense Rent Commencement Date, Tenant shall pay its Expense Rent in monthly installments on the first day of each month on an estimated basis as reasonably determined by Landlord. Landlord may adjust such estimate at any time and from time to time based upon Landlord’s experience and anticipation of costs. Within ninety (90) days following the end of each calendar year during the Term, Landlord shall deliver to Tenant a statement (the “End of Year Expense Rent Statement”) setting forth the actual expenses of the Property for such calendar year, the amount paid by Tenant as Expense Rent on account thereof, Tenant’s Share of such expenses, and the amount due to or from Tenant. If Tenant has paid less than the actual amount due, Tenant shall pay the difference to Landlord within twenty (20) days after Landlord’s request therefor. Any amount paid by Tenant which exceeds the amount due shall be credited to the next succeeding payments due as Expense Rent hereunder, unless the Term has then expired in which event such excess amount shall be refunded to Tenant within thirty (30) days after the Expiration Date. If the Expense Rent Commencement Date is other than the first day of a calendar year, or the Expiration Date is prior to the last day of a calendar year, the Expense Rent shall be apportioned so that Tenant shall pay only such portion of the expenses of the Property attributable to the period of such calendar year occurring after the Expense Rent Commencement Date or prior to the Expiration Date, as the case may be.

(d) Without limiting any of Tenant’s obligations pursuant to this Section 5, Tenant shall have the right, at its cost and expense, to audit the Expense Rent for the immediately preceding calendar year only in order to verify the accuracy of any expense which was charged to Tenant pursuant to this Section 5 provided that (i) such audit shall be conducted at the office where Landlord maintains its records and only after Tenant gives Landlord at least thirty (30) days’ prior written notice, (ii) Tenant shall deliver to Landlord a copy of the results of such audit within one (1) year following Tenant’s receipt of the End of Year Expense Rent Statement; (iii) no assignee shall conduct an audit for any period during which such assignee was not in possession of the Premises; (iv) Tenant shall keep the results of such audit strictly confidential and shall not disclose the same to any other party (except to Tenant’s attorneys, accountants, consultants, or as required by law or pursuant to court order); (v) no subtenant, except a subtenant pursuant to a Permitted Transfer, shall have any right to conduct an audit; (vi) no audit shall be conducted at any time that an uncured Event of Default is outstanding under this Lease; and (vii) such audit shall only be conducted by a certified public accountant not compensated on a contingent fee basis. Tenant may not remove any of Landlord’s expense records or other documents from the office where Landlord maintains the same. In the event that Tenant’s audit alleges that an error was made by Landlord, Landlord shall have ninety (90) days following receipt of the results of such audit to obtain an audit from an accountant of Landlord’s choice, at Landlord’s cost and expense, or Landlord shall be deemed to have accepted the results of Tenant’s audit. In the event that Landlord’s and Tenant’s accountants shall be unable to reconcile the results, both accountants shall mutually agree upon a third accountant whose determination shall be conclusive. The cost of any such third accountant shall be shared equally between Landlord and Tenant. If it is determined that Tenant has paid less than the actual amount due, Tenant shall pay the difference to Landlord within thirty (30) days after the date of such determination. If it is determined that Tenant has paid any amount in excess of the amount due, such excess amount shall be refunded to Tenant within thirty (30) days after the date of such determination.

6. Real Estate Taxes. (a) Commencing on January 1, 2007 (the “Tax Rent Commencement Date”), Tenant shall pay as Additional Rent Tenant’s Share referred to in Section 1(h) of the Lease of all real estate taxes assessed against the Property for any tax fiscal year which occurs wholly or partially during the Term of this Lease in excess of the real estate taxes assessed against the Property for the tax fiscal year referred to in Section 1(j) (the “Base Tax Year”) (such Additional Rent is hereinafter called the “Tax Rent”). The term “real estate taxes” shall mean (i) any tax or assessment levied, assessed or imposed at any time by any governmental authority on or against the Property or any part thereof; (ii) any assessment for public betterments or improvements levied, assessed or imposed upon or against the Property ; (iii) any legal fees and other costs incurred by Landlord in connection with evaluating and/or contesting the assessed valuation of the Property for real estate tax purposes; and (iv) any tax levied, assessed or imposed at any time upon or against the receipt of income or rents or any other tax upon Landlord as a substitute or supplement in whole or in part for a real estate tax or assessment. Except as set forth in item (iv) of this Section 6(a), the term “real estate taxes” shall not include income taxes, gift taxes, rent taxes, estate taxes, inheritance taxes, or any taxes (or increases thereof) resulting from Landlord’s exercise of Landlord’s Reserved Property Rights. In the event that Landlord receives a reimbursement, refund, credit or other retroactive adjustment of real estate taxes after Tenant has paid same, an appropriate adjustment shall be made in the amount of Tax Rent payable by Tenant to Landlord and Landlord shall promptly remit to Tenant any amounts due as a result of such reimbursement, refund, credit or other retroactive adjustment, which obligation shall survive the Expiration Date of this Lease. Tenant shall not be responsible for any late fees, charges, penalties or interest due to Landlord’s delinquency or delay in the payment of real estate taxes, unless such delinquency or delay is solely as a result of Tenant’s delinquency or delay in remitting such sums to Landlord.

(b) Commencing on the Tax Rent Commencement Date, Tenant shall pay its Tax Rent in monthly installments on the first day of each month on an estimated basis as reasonably determined by Landlord. Landlord may adjust such estimate at any time and from time to time based upon Landlord’s anticipation of the real estate taxes which may be assessed against the Property. Within ninety (90) days after the real estate taxes for any tax fiscal year shall be fixed by the appropriate governmental authorities, Landlord shall deliver to Tenant a statement (the “End of Year Tax Rent Statement”) setting forth the actual real estate taxes assessed against the Property for such tax fiscal year, the amount paid by Tenant as Tax Rent on account thereof, Tenant’s Share of such real estate taxes, and the amount due to or from Tenant. The End of Year Tax Rent Statement shall include copies of all bills, invoices and/or receipts for real estate taxes covered by such End of Year Tax Rent Statement. If Tenant has paid less than the actual amount due, Tenant shall pay the difference to Landlord within twenty (20) days after Landlord’s request therefor. Any amount paid by Tenant which exceeds the actual amount due shall be credited to the next succeeding payments due as Tax Rent hereunder, unless the Term has then expired in which event such excess amount shall be refunded to Tenant within thirty (30) days following the Expiration Date. Real estate taxes for any tax fiscal year beginning before the Tax Rent Commencement Date or terminating after the Expiration Date shall be apportioned so that Tenant shall pay only such portion of the increase in real estate taxes as shall be attributable to the period of such tax fiscal year occurring after the Tax Rent Commencement Date or prior to the Expiration Date, as the case may be. Unless Tenant, within one (1) year after the End of Year Tax Rent Statement is furnished, shall give notice to Landlord that Tenant disputes said End of Year Tax Rent Statement, specifying in reasonable detail the basis for such dispute, the End of Year Tax Rent Statement furnished to Tenant by Landlord shall be conclusively binding upon Tenant.

(c) Tenant shall have the privilege, before delinquency occurs, of contesting the legality or amount of any real estate taxes levied against the Property in the name of Landlord or Tenant, or both. Any such contest, in the first instance, shall be at the cost and expense of Tenant. Tenant shall indemnify and hold harmless Landlord and Landlord’s managing agent from and against all liability, claims or costs, including reasonable legal fees, arising from any such contest. Tenant shall continue to pay all Tax Rent due and owing hereunder pending the outcome of any such contest.

(d) Landlord shall deliver to Tenant copies of all notices relating to the imposition of new real estate taxes, or the increase in real estate tax rates or assessments, at least thirty (30) days prior to any deadline for the filing of a contest to such imposition or increase as a matter of right so that Tenant may have ample time to contest the same.

7. Insurance. (a) Tenant shall provide, at its own expense, and keep in force during the Term:

(1) Commercial General Liability Insurance, including contractual liability coverage, insuring against and saving harmless Landlord, any “Landlord’s Mortgagee” (as hereinafter defined in Section 30(c)) and Tenant against any liability which arises from any occurrence on or about the Premises, or which arises from any liability, claims or costs indicated in Section 16 against which Tenant is required to indemnify Landlord. The coverage limits of said commercial general liability insurance policy shall be at least $3,000,000.00 in combined single limit with respect to bodily injury, death or property damage arising out of any one occurrence. Such amount shall be subject to periodic increase as reasonably required by Landlord, but no more frequently than semi-annually (which shall be maintained from and after the Delivery Date).

(2) Fire and casualty insurance with broad form extended coverage, including, but not limited to, coverage for vandalism and malicious mischief, in an amount reasonably determined by Tenant, covering Tenant’s trade fixtures, equipment, inventory and other contents of the Premises (which shall be maintained from and after the Delivery Date).

(3) Business interruption insurance in an amount at least sufficient to pay Tenant’s obligations as to payment of Annual Rent and Additional Rent under this Lease for a period of no less than eighteen (18) months.

(4) Workers’ Compensation insurance in accordance with the laws of the state in which the Premises are located.

(5) Such other insurance as Landlord may from time to time require, in Landlord’s good faith and commercially reasonable judgment.

(b) All such policies shall be issued by insurance companies selected by Tenant with an A.M. Best rating of A-/VIII or better and duly licensed and authorized to transact business in the state in which the Premises are located. Tenant agrees to deliver to Landlord, prior to the commencement of the Term, and thereafter not later than ten (10) days after request by Landlord, a certificate of insurance as to any such policy of insurance, together with proof of the payment of the initial or renewal premiums therefor. Such insurance shall be non-cancelable without ten (10) business days’ prior written notice to Landlord and Landlord’s Mortgagee and any loss shall be payable notwithstanding any act or negligence of Tenant or Landlord or any agent or employee thereof. Any insurance coverage maintained by Tenant may be included under Tenant’s “blanket” insurance policies provided such policies identify the Premises and allocate to the Premises not less than the required coverage contained herein.

(c) Tenant and Landlord each hereby releases the other party from any and all liability in the event of damage to or destruction of the Premises or the contents thereof, whether or not caused by the negligence or other act, omission to act or fault of either party hereto, or their agents, servants or employees to the extent that such liability is covered by any insurance required to be carried by either party hereunder or any other insurance actually carried by either party. It is the intent of Landlord and Tenant that the releasing party shall look to its own insurance policies for compensation in the event of any damage to or destruction of the Premises or the contents thereof. In the event that the insurance required to be maintained or actually maintained by the releasing party does not cover such damage or destruction, and if the other party’s insurance does cover such damage or destruction, the releasing party shall be entitled to seek compensation from the other party’s insurance policies for such damage or destruction. In addition to the foregoing, the party responsible for the damage or destruction shall be obligated to reimburse the other party for any insurance deductible required to be paid in connection with such damage or destruction. All property insurance policies carried by Tenant and Landlord covering the Premises, or the contents thereof, or in any manner relating thereto, shall expressly provide that the foregoing release shall not affect or reduce the coverage or the insurer’s obligations thereunder and shall also expressly waive any right of subrogation on the part of the insurer against the Landlord or Tenant (as applicable).

(d) Tenant shall comply with the requirements of any insurance policy carried by Landlord or Tenant covering the Property or the Premises, all requirements of the issuer of any such policy, and the applicable regulations and requirements of the National Board of Fire Underwriters, any applicable local board of fire underwriters, and any other body exercising a similar function.

(e) Landlord shall maintain, throughout the Term: (i) commercial general liability insurance coverage written on an occurrence form with a contractual liability endorsement covering Landlord’s indemnity obligations under this Lease, with a combined single limit of not less than $2,000,000 per occurrence and $3,000,000 annual aggregate covering all claims for bodily injury (including death), (ii) all risk fire and casualty insurance with broad form extended coverage, including, but not limited to, coverage for vandalism and malicious mischief, in the amount of full replacement cost, from time to time, of the Building (but excluding foundations and excavation), (iii) flood hazard insurance as required by law up to the maximum limits of insurance available under the National Flood Insurance Program authorized by the Flood Disaster Protection Act of 1973, as amended. The costs of such premiums for the aforesaid policies shall be included in the Expense Rent hereunder.

8. Utilities and Services. (a) Tenant agrees to pay, as Additional Rent, directly to the appropriate supplier, all charges for electricity, light, heat or other utility supplied to the Property, including without limitation, all lighting of the parking areas. Tenant shall arrange with the public utility companies serving the Property for such utilities to be provided and billed to Tenant. Tenant shall have the right to install electrical equipment using current in excess of 110 volts or otherwise increase the amount of electricity furnished to the Property, provided that Tenant, at Tenant’s sole cost and expense, provides any upgrades to the electrical systems at the Property which may be necessary as a result thereof. Notwithstanding anything to the contrary contained herein, Tenant shall not be responsible for any costs or expenses of any utilities supplied, consumed or used in connection with Landlord’s exercise of Landlord’s Reserved Property Rights.

(b) Landlord covenants and agrees, throughout the Term, to operate, maintain, repair and replace the HVAC and all other mechanical systems serving the Building (or cause same to occur), in good condition and repair, commensurate with other office buildings similar to the Premises in the geographic area of Fort Washington and Horsham, Pennsylvania, including, without limitation, provision of the following services: (i) automatically operated elevator service; (ii) landscaping; (iii) parking lot maintenance (together with the “Right of Way” (as defined in Section 34, below)); (iv) snow and ice removal (together with removal from the Right of Way); and (v) all of the services described in Sections 5 and 13(b), and Schedule 1 hereof. Tenant shall be responsible for Tenant’s Share of the cost of such services in accordance with Section 5 hereof.

(c) Landlord shall not be liable for any damages to Tenant resulting from the quality, quantity, failure, unavailability or disruption of any services beyond the reasonable control of Landlord and the same shall not constitute a termination of this Lease or an actual or constructive eviction or entitle Tenant to an abatement of rent. Landlord shall not be responsible for providing any services not specifically provided for in this Lease. Landlord reserves the right to temporarily suspend any of the services agreed to be supplied by Landlord hereunder when reasonably necessary by reason of accident or for repairs, alterations, replacements or improvements reasonably necessary or desirable in the reasonable judgment of Landlord for as long as shall be reasonably required by reason thereof, and Landlord shall not be liable to Tenant and Tenant shall not be entitled to any abatement or reduction of rent by reason thereof; provided, however, Landlord shall not unreasonably interfere with Tenant’s operation of its business at the Premises in performing any such repairs, alterations, replacements or improvements.

9. Permitted Uses. (a) Tenant may use the Premises only for the uses set forth in Section 1(f) above. Notwithstanding the foregoing, Tenant shall not use or permit the Premises to be used for any unlawful purpose or in violation of any certificate of occupancy covering the Property or which may constitute a public or private nuisance or void any insurance in force relating to the Property.

(b) Notwithstanding anything to the contrary contained herein, in the event that Tenant vacates or abandons the Premises for a period of sixty (60) days or more, Landlord shall have the right to terminate this Lease upon thirty (30) days’ prior written notice to Tenant and neither party shall have any further rights or obligations hereunder thereafter. Tenant shall not be deemed to have vacated or abandoned the Premises if Tenant is not in possession as a result of a Casualty or Condemnation, or in connection with a change in possession of the Premises resulting from an assignment or sublet of the Premises in accordance with Section 18 hereof.

10. Parking. Landlord hereby confirms to Tenant that Tenant and its employees and invitees shall have the right to use the parking areas provided by Landlord on the Property for the parking of passenger automobiles, trucks and vans, and storage of trailers. Without limiting the foregoing, Landlord represents and warrants to Tenant that there currently is, and subject to Force Majeure, will continue to be during the Term, paved parking at the Property to provide Tenant with a minimum of 4.2 parking spaces per 1,000 square feet of rentable area contained within the Premises, subject to Section 22 hereof. Vehicles shall not be parked in driveways, access roads or fire lanes. Landlord shall not be required to keep parking spaces clear of unauthorized vehicles or to otherwise supervise the use of the parking areas. Landlord shall not be responsible for any damage to or theft of any vehicles in the parking areas. Landlord reserves the right from time to time to make any alterations or repairs that it reasonably deems necessary to the parking areas, roads or driveways, and to temporarily revoke or modify the parking rights granted to Tenant without any abatement or reduction of rent by reason thereof; provided, however, that Landlord shall provide Tenant with at least thirty (30) days’ notice prior to commencement thereof except in the event of an emergency in which event Landlord shall only be required to give such notice, if any, including telephonic notice, as is reasonably practical under the circumstances, and, in all events, shall use all commercially reasonable efforts to coordinate with Tenant to minimize disruption to the operation of Tenant’s business at the Premises.

11. No Representations. Tenant acknowledges that Landlord has not made any representation with respect to any matter or thing affecting or related to the Premises, other than expressly provided herein.

12. Compliance with Law. (a) Tenant shall take all necessary action to conform to and comply with all laws, orders and regulations of any governmental authority or Landlord’s or Tenant’s insurers, now or hereafter applicable to Tenant’s manner of use or occupancy of the Premises, including the federal Occupational Safety and Health Act. Tenant shall obtain all permits and certificates of occupancy necessary for Tenant’s occupancy or use of the Premises. Landlord shall comply with all other laws, orders and regulations of any governmental authority or Landlord’s insurers and Landlord’s Mortgagee in the performance of Landlord’s obligations under this Lease.

(b) Tenant shall not cause or permit the release, discharge, or disposal nor the presence, use, transportation, generation, or storage of any Hazardous Materials (as hereinafter defined) in, on, under, about, to, or from the Premises by either Tenant, Tenant’s employees, agents, contractors, or invitees (for this Section 12 only, all of the foregoing shall be collectively referred to as “Tenant”) other than the use of such materials in normal and customary quantities reasonably necessitated by the Tenant’s regular business activities (“Permitted Substances”). Permitted Substances include (i) office supplies (such as glue and copier toner), (ii) cleaning materials, supplies and solutions, and (iii) certain substances used from time to time by Tenant for manufacturing, research and development so long as all of the foregoing are used and stored in quantities and in a manner in compliance with applicable “Environmental Laws” (as hereinafter defined).

(c) Tenant further agrees and covenants to Landlord, its agents, employees, affiliates and shareholders (for this Section 12 only, all of the foregoing shall be collectively referred to as “Landlord”) the following:

1. To comply with all Environmental Laws in effect, or which may come into effect, applicable to the Tenant or Tenant’s use and occupancy of the Premises;

2. To the extent Tenant obtains notice or knowledge of the following with respect to the Premises and/or the Property, to promptly notify Landlord, in writing, of any existing, pending or threatened (a) investigation, inquiry, claim or action by any governmental authority in connection with any Environmental Laws; (b) third party claims; (c) regulatory actions; and/or (d) contamination of the Premises and/or the Property;

3. To, at Tenant’s expense, investigate, monitor, remediate, and/or clean up any Hazardous Materials or other environmental condition on, about, or under the Premises and/or the Property required as a result of the manner of Tenant’s use or occupancy of the Premises;

4. To keep the Premises free of any lien imposed pursuant to any Environmental Laws arising out of Tenant’s breach of this Section 12; and

5. To indemnify, defend, and save Landlord harmless from and against any and all claims (including personal injury, real, or personal property damage), actions, judgments, damages, penalties, fines, costs, liabilities, interest, or attorney’s fees that arise, directly or in directly, from Tenant’s violation of any Environmental Laws or the presence of any Hazardous Materials on, under or about the Premises and/or the Property present as a result of the acts or omissions of Tenant.

(d) Tenant’s obligations, responsibilities, and liabilities under this Section 12 shall survive the Expiration Date of this Lease.

(e) For purposes of this Section 12 the following definitions apply: “Hazardous Materials” shall mean (1) any “hazardous waste” and/or “hazardous substance” defined pursuant to any Environmental Laws; (2) asbestos or any substance containing asbestos; (3) polychlorinated biphenyls; (4) lead; (5) radon; (6) pesticides; (7) petroleum or any other substance containing hydrocarbons; (8) any substance which, when on the Premises, is prohibited by any Environmental

Laws; and (9) any other substance, material, or waste which (i) by any Environmental Laws requires special handling or notification of any governmental authority in its collection, storage, treatment, or disposal or (ii) is defined or classified as hazardous, dangerous or toxic pursuant to any legal requirement.

“Environmental Laws” shall mean: any and all federal, state and local laws, statutes, codes, ordinances, regulations, rules or other requirements, relating to human health or safety or to the environment, including, but not limited to, those applicable to the storage, treatment, disposal, handling and release of any Hazardous Materials, all as amended or modified from time to time.

(f) Landlord covenants and agrees that it shall not cause or permit the release, discharge, or disposal nor the presence, use, transportation, generation, or storage of any Hazardous Materials in, on, under, about, to, or from the Premises and/or the Property by Landlord other than the use of such materials in normal and customary quantities reasonably necessary for Landlord to perform its obligations under this Lease, provided such materials are used and stored in quantities and in a manner which complies with applicable Environmental Laws. Landlord hereby represents and warrants to Tenant, to Landlord’s knowledge, that except as shown in the Phase I Environmental Site Assessment Report prepared by IT Corporation, dated February 21, 2001, (i) as of the date hereof the Premises and the Property are, and upon the Delivery Date the Premises and the Property shall be in compliance with all Environmental Laws, and as of the date hereof the Premises and the Property are, and upon the Delivery Date the Premises and the Property shall be free of Hazardous Materials (other than Permitted Substances), including, without limitation, asbestos-containing materials, and (ii) the Building was stripped down to its structural steel frame during 1998. Landlord further agrees and covenants to Tenant, its agents, employees, affiliates and shareholders the following:

1. To comply with all Environmental Laws in effect, or which may come into effect, applicable to Landlord’s obligations under this Lease unless required to be complied with by Tenant in accordance with the terms hereof;

2. To the extent Landlord obtains notice or knowledge of the following with respect to the Premises, to promptly notify Tenant, in writing, of any existing, pending or threatened (a) investigation, inquiry, claim or action by any governmental authority in connection with any Environmental Laws; (b) third party claims; (c) regulatory actions; and/or (d) contamination of the Premises and/or the Property;

3. To, at Landlord’s expense, investigate, monitor, remediate, and/or clean up any Hazardous Materials or other environmental condition on, about, or under the Premises required as a result of Landlord’s performance of its obligations under this Lease;

4. Subject to item 4 of Section 12(c) above, to keep the Premises free of any lien imposed pursuant to any Environmental Laws; and

5. To indemnify, defend, and save Tenant harmless from and against any and all claims (including personal injury, real, or personal property damage), actions,

judgments, damages, penalties, fines, costs, liabilities, interest, or attorney’s fees that arise, directly or in directly, from Landlord’s violation of any Environmental Laws, or the presence of any Hazardous Materials on, under or about the Premises which existed as of the Delivery Date, or are otherwise present as a result of any act or omission of Landlord.

(g) Landlord’s obligations, responsibilities, and liabilities under this Section 12 shall survive the Expiration Date of this Lease.

13. Care and Repair of Premises; No Waste. (a) Tenant shall, throughout the Term and at Tenant’s sole cost and expense, make all interior and exterior repairs to the Premises which Landlord is not obligated to make pursuant to the provisions of this Lease and shall keep and maintain the Premises in a neat and orderly condition; and, upon expiration of the Term, Tenant shall leave the Premises in good order and condition, ordinary wear and tear, damage by “Casualty” (as hereinafter defined in Section 21) alone excepted. Landlord represents and warrants to Tenant that the heating, ventilating and air-conditioning equipment serving the Premises shall be in good to excellent working condition upon the Delivery Date.

(b) Landlord shall, throughout the Term, operate, maintain, repair and replace, in good condition and repair, and in accordance with other office buildings similar to the Premises in the geographic area of Fort Washington and Horsham, Pennsylvania: (i) the structural elements of the Premises including, without limitation, the footings, foundation, structural beams and supports, floor slabs and load-bearing walls (collectively, “Structural Elements”); (ii) the roof, together with the gutters and downspouts; (iii) the HVAC and other mechanical systems serving the Building; and (iv) all parking lots (including resurfacing), driveways, roadways, sidewalks, pathways, walkways and retaining walls located upon the Premises; provided, however, that Landlord shall have no responsibility to make any repairs unless and until Landlord receives written notice of the need for such repair, or otherwise has actual knowledge of the need therefor. Landlord shall keep and maintain all sidewalks, parking areas, curbs and access ways adjoining the Property in a clean and orderly condition, free of accumulation of dirt and rubbish and shall keep and maintain all landscaped areas within the Property in a neat and orderly condition. All costs incurred by Landlord in performing its obligations pursuant to this Section 13(b), other than costs and expenses with respect to Structural Elements, shall be included in the term expenses and passed through to Tenant pursuant to the terms and conditions of Section 5. Notwithstanding the foregoing, repairs and replacements to the Property and the Premises arising out of or caused by Tenant’s use or occupancy of the Premises, by Tenant’s installation of alterations, additions, improvements, trade fixtures or equipment in or upon the Premises or by any act or omission of Tenant or any employee, agent, contractor or invitee of Tenant shall be made at Tenant’s sole cost and expense and Tenant shall pay Landlord the cost of any such repair or replacement, as Additional Rent, within ten (10) days after demand.

(c) Tenant shall not permit any waste, damage or injury to the Property and/or the Premises.

(d) Tenant shall be responsible, at its sole cost and expense, for providing janitorial service to the Premises to the reasonable satisfaction of Landlord.

14. Alterations, Additions and Improvements. (a) After completion of the “Initial Work”, Tenant shall not make any alterations, additions or improvements to the Premises (“Alterations”) without Landlord’s prior written consent. Landlord shall not unreasonably withhold, condition or delay its consent to any Alterations which do not adversely impact the structure, mechanical systems or exterior of the Building or result in a material impairment of the value of the Premises and/or the Property. Notwithstanding the foregoing, Landlord’s consent shall not be required (i) for any Alterations of a cosmetic nature only, and/or (ii) for any Alterations having an estimated cost equal to or less than $75,000.00 in the aggregate per project which do not adversely impact the structure, mechanical systems or exterior of the Building or result in a material impairment of the value of the Premises and/or the Property ((i) and (ii) above being collectively referred to as the “Minor Alterations”), provided that Tenant shall provide Landlord with thirty (30) days’ written notice prior to making any Minor Alterations except for Minor Alterations of a cosmetic nature only and Minor Alterations having an estimated cost equal to or less than $5,000.00 in the aggregate per project. Prior to making any Alterations for which Landlord’s consent is required hereunder, Tenant shall submit to Landlord detailed plans and specifications for such Alterations and reimburse Landlord for all reasonable expenses incurred by Landlord in connection with its review thereof, and Tenant shall also provide to Landlord for its reasonable approval the identity of the contractor Tenant proposes to employ to construct the Alterations. All Alterations shall be accomplished in accordance with the following conditions:

(i) Tenant shall procure all governmental permits and authorizations for the Alterations, and obtain and provide to Landlord a certificate of occupancy upon completion of the Alterations, if appropriate.

(ii) Tenant shall arrange for extension of the liability insurance provided for in Section 7 to apply to the construction of the Alterations.

(iii) Intentionally omitted.

(iv) Intentionally omitted.

(v) Tenant shall construct the Alterations in a good and workmanlike manner utilizing materials of first quality and in compliance with all laws and governmental regulations.

(vi) Upon completion of any Alterations, Tenant shall provide Landlord with either a waiver of liens prior to the commencement of any Alterations, or a final construction lien release after final completion of Alterations, from Tenant’s general contractors, subcontractors or sub-subcontractors, suppliers of materials and all other persons or entities acting for, through or under any of the foregoing; provided, however, that Tenant shall only be required to provide Landlord with such waiver of liens or final construction lien release from Tenant’s general contractors if such waiver of liens or final construction lien release from Tenant’s general contractors also covers and binds Tenant’s subcontractors or sub-subcontractors, suppliers of materials and all other persons or entities acting for, through or under Tenant’s general contractors or any of the foregoing. Such final construction lien releases, if applicable, shall be accompanied by a copy of the canceled check for final payment or “paid” receipt.

(vii) Within twenty (20) days after completion of the Alterations, Tenant shall provide Landlord with a copy of any “as built” plans of the Alterations which Tenant has produced for its own use, or, if no as-built plans have been produced, a “redline” copy of the plans for such Alterations.

(b) All Alterations shall be the property of Landlord and shall remain on and be surrendered with the Premises upon termination of the Lease, unless Landlord shall notify Tenant at the time it consents to a proposed Alteration, that it desires that such Alteration be removed at the expiration of the Lease, in which event Tenant agrees to remove such Alterations on or prior to the Expiration Date, restore the Premises to its existing condition prior to construction of the Alterations and repair any damage to the Premises or the Building caused by such removal. Notwithstanding the foregoing sentence or anything else contained in this Lease, subject to the last sentence of Section 23(a) hereinbelow, (i) in no event shall Tenant be required to remove (A) any of the Initial Work, (B) any Minor Alterations, or (C) any Alterations Landlord has agreed may remain upon the Premises; and (ii) Tenant shall be required to remove cabling and wiring in accordance with the terms and provisions of Section 23(b) hereinbelow.

(c) Notwithstanding anything to the contrary contained herein, Tenant, and any assignee or sublessee pursuant to a Permitted Transfer, but no other assignee or sublessee, shall have the right to make roof penetrations for hoods, HVAC and other mechanical systems, and other equipment that Tenant desires to place upon the roof (including, without limitation, satellite dishes or technological evolutions thereof) (collectively referred to as the “Roof Equipment”), provided that Tenant does so in a manner which does not void any warranty covering the roof, and provided further that none of the Roof Equipment shall transmit in a manner which interferes with any satellite dish (or technological evolution thereof) previously installed upon the Property by Landlord. Prior to installing the Roof Equipment, Tenant shall provide Landlord with plans and specifications therefor, as well as structural calculations and such other information pertaining to the Roof Equipment as Landlord may reasonably require. Landlord’s prior written consent to such plans and specifications, as well as the location and manner of installation of the Roof Equipment shall be required, such consent not to be unreasonably withheld, conditioned or delayed. Tenant shall, within twenty (20) days of being billed therefor by Landlord, reimburse Landlord for all reasonable expenses incurred by Landlord in connection with its review of the foregoing. Tenant shall obtain, at its sole cost and expense, all governmental permits and approvals required for the installation and use of the Roof Equipment. Tenant shall install the Roof Equipment in a good and workmanlike manner using a roofing contractor reasonably approved by Landlord. Once installed, the Roof Equipment shall be deemed to be part of the Premises and all references in this Lease to the Premises shall include said Roof Equipment. Without limitation, Tenant shall, at its sole cost and expense, procure all policies of insurance for the purpose of insuring the Roof Equipment in accordance with the terms set forth in this Lease. In addition, Tenant shall be solely responsible, at its sole cost and expense, for the maintenance and repair of the Roof Equipment, and shall indemnify and hold harmless Landlord from and against all liability, claims or costs, including reasonable legal fees, arising from the installation and/or use of the Roof Equipment. Tenant shall also be responsible for the repair of any damage to the Building or the roof caused by the installation and/or use of the Roof Equipment. Upon such installation, Tenant shall assume full responsibility for the cost of repair and/or replacement of that portion of the roof affected by

Tenant’s installation of the Roof Equipment. Landlord reserves the right, at Tenant’s cost and expense, to have the roof inspected by Landlord’s roofing contractor and Tenant agrees that in the event that any repair or replacement of the roof is required, Tenant will use a roofing contractor reasonably approved by Landlord to perform such repair or replacement to the whole or a portion of the roof as may be required in accordance with roofing standards accepted in the industry. Under no circumstances shall Landlord be liable for any damage to or vandalism of the Roof Equipment. In addition, Landlord shall in no event be responsible if, for any reason whatsoever (other than the gross negligence or misconduct of Landlord, its employees agents or contractors), the Roof Equipment does not perform to the expectations of Tenant. Tenant agrees not to grant any third parties the right to utilize in any manner, or otherwise benefit from, the Roof Equipment. The Roof Equipment shall be the property of Landlord and shall remain on and be surrendered with the Premises in good working order and repair upon the Expiration Date or earlier termination of this Lease, unless Landlord shall notify Tenant that it desires the Roof Equipment to be removed at the expiration or earlier termination of this Lease, in which event, Tenant agrees to remove the Roof Equipment on or prior to the Expiration Date, restore the portions of the roof impacted by the Roof Equipment to its existing condition prior to the installation of the Roof Equipment and repair any damage caused by such removal, subject to normal wear and tear and damage caused by Casualty.

(d) Notwithstanding anything to the contrary contained herein, any Alterations to the lighting and mechanical systems serving the Building in connection with a change in use of the Premises as permitted hereunder, shall require the prior written consent of Landlord, such consent not to be unreasonably withheld, conditioned or delayed. Landlord shall notify Tenant at the time it consents to any such proposed Alterations whether it will require Tenant to restore the aforesaid lighting and mechanical systems to the condition which existed prior to the making of such Alterations, in which event Tenant agrees to restore said lighting and mechanical systems as aforesaid on or before the Expiration Date or earlier termination of this Lease, restore the aforementioned systems to their existing condition prior to such Alterations and repair any damage to the Premises or the Building caused thereby, subject to normal wear and tear and damage caused by Casualty.

15. Covenant Against Liens. Tenant shall not have any right to subject the Landlord’s interest in the Property to any mechanic’s or construction lien or any other lien whatsoever. If any mechanic’s or construction lien or other lien, charge or order for payment of money shall be filed as a result of the act or omission of Tenant, Tenant shall cause such lien, charge or order to be discharged or appropriately bonded within twenty (20) days after notice from Landlord thereof, and Tenant shall indemnify and save Landlord harmless from all liabilities and costs resulting therefrom.

16. Indemnification. (a) Tenant shall indemnify and hold harmless Landlord and Landlord’s managing agent from and against all liability, claims or costs, including reasonable legal fees, arising from (i) any breach of this Lease by Tenant; (ii) any bodily injury or damage to property occurring on or about the Premises (unless due to the gross negligence or willful misconduct of Landlord, its employees, agents or contractors); (iii) any bodily injury or damage to property occurring on the Property resulting from any negligence or misconduct of Tenant or any of its employees, contractors or agents. Tenant shall defend Landlord against any such liability, claim or cost with counsel reasonably acceptable to Landlord. The obligation of Tenant under this Section 16 shall survive Expiration Date or earlier termination of the Term.

(b) Landlord shall indemnify and hold harmless Tenant and Tenant’s affiliates from and against all liability, claims or costs, including reasonable legal fees, arising from (i) any breach of this Lease by Landlord and (ii) any bodily injury or damage to property occurring on the Property resulting from any gross negligence or misconduct of Landlord or any of its employees, contractors or agents. Landlord shall defend Tenant against any such liability, claim or cost with counsel reasonably acceptable to Tenant. The obligation of Landlord under this Section 16 shall survive Expiration Date or earlier termination of the Term.

17. Landlord Not Liable. Landlord shall not be liable for any injury or damage to the person, business, equipment, merchandise or other property of Tenant or any of Tenant’s employees, invitees or customers or any other person on or about the Property, resulting from any cause whatsoever (other than the gross negligence or misconduct of Landlord, its employees, agents or contractors), including, but not limited to: (i) fire, steam, electricity, water, gas or rain; or (ii) leakage, obstruction or other defects of pipes, sprinklers, wires, plumbing, air conditioning, boilers or lighting fixtures.

18. Assignment and Subletting. (a) Except as otherwise provided in this Section 18, Tenant shall not assign or encumber Tenant’s interest in this Lease, or sublet any portion of the Premises, or grant concessions or licenses with respect to the Premises, without Landlord’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. However, Tenant may assign this Lease or sublet the Premises, without Landlord’s consent, to any corporation or other entity which controls, is controlled by or is under common control with Tenant, or to any corporation or other entity resulting from the merger of, consolidation with, or the purchase or sale of all or substantially all of the assets of, Tenant, or to a partnership, limited liability company or other entity, the majority interest in which shall be owned by the stockholders of Tenant (each a “Permitted Transfer”), provided such assignee shall assume all of Tenant’s obligations under this Lease. In the event that the assignee or subtenant of a substantial portion of the Premises pursuant to a Permitted Transfer does not have a net worth upon the effective date of such assignment or sublease at least equal to that of Tenant on the date hereof, Landlord may require that Tenant deliver an additional security deposit reasonably requested by Landlord such that the value of the leased Premises shall not be materially impaired as a result of such Permitted Transfer. Landlord acknowledges that the stock of Tenant is publicly traded as of the date of this Lease, and that any sale, assignment or other transfer of the stock of or by Tenant (including, without limitation, a public or private secondary offering (or other offering) of Tenant’s stock) shall not be deemed an assignment of this Lease by operation of law or otherwise.

(b) Except with respect to a Permitted Transfer, if Tenant desires to assign this Lease or sublet all or any portion of the Premises, Tenant shall submit to Landlord a written request for Landlord’s approval thereof, setting forth the name, principal business address, and nature of business of the proposed assignee or sublessee; the financial, banking and other credit information relating to the proposed assignee or sublessee; and the reasonable details of the proposed assignment or subletting, including a copy of the proposed assignment or sublease instrument and plans for any Alterations required for the proposed assignee or sublessee. Tenant shall also furnish any other information reasonably requested by Landlord. Landlord shall have the option (i) to withhold its consent; (ii) to grant consent; or (iii) in the event of a proposed assignment of this Lease or sublease of a substantial portion of the Premises, to terminate this Lease as of the effective date of such proposed assignment or sublease. In the event of a proposed sublease of less than a substantial portion of the Premises, Landlord shall have the right to terminate this Lease with respect to the portion of the Premises to be sublet, and this Lease shall continue with respect to the remaining portion of the Premises. Tenant shall have the right, within five (5) days after Tenant’s receipt of Landlord’s notice of termination, to withdraw Tenant’s request for assignment or sublease, in which event, this Lease shall continue in full force and effect. Upon the effective date of any termination of this Lease by Landlord under this Section 18(b), Tenant shall be released from all further liabilities and obligations hereunder with respect to the portion of the Premises subject to such termination. Landlord may enter into a direct lease with the proposed assignee or sublessee, if Landlord so elects. Landlord’s acceptance of rent from a proposed assignee or sublessee shall not be construed to constitute its consent to an attempted assignment or subletting.

(c) In the event of a permitted assignment or subletting (other than a Permitted Transfer), Tenant shall remit to Landlord as additional rent each month during the remainder of the Term fifty percent (50%) of all “Excess Rent” (as hereinafter defined) collected from any such assignee or subtenant within ten (10) days after Tenant’s receipt of same. As used herein, the term “Excess Rent” shall mean all subrent received from a sublessee, or the consideration received by Tenant for an assignment to the extent attributable to Tenant’s rent obligations hereunder, as applicable, but in all events after deduction of all Annual Rent and Additional Rent payable by Tenant hereunder, the then remaining unamortized costs incurred by Tenant in performing or constructing the Initial Work minus Landlord’s Contribution (as amortized on a straight-line basis, together with annual interest at the then-current Prime Rate plus two (2%) percent, over the initial Term), and all of Tenant’s documented costs and expenses incurred in entering into such transfer, including without limitation, customary brokerage fees, reasonable attorneys’ fees, and transferee fit-out work or allowances (such fit-out work or allowances not to exceed $15.00 per square foot). Tenant’s costs and expenses shall not include any loans made by Tenant to any assignee or sublessee or any amounts paid by Tenant in connection with any assignee’s or sublessee’s existing lease obligations. Excess Rent with respect to an assignment shall not be deemed to include any sums received by Tenant upon an assignment which are attributable to furniture, trade fixtures, equipment, personal property (whether tangible or intangible), inventory, goodwill, or any other premises or properties leased or owned by Tenant (or any affiliate of Tenant) which are subject of such assignment.

(d) No assignment or subletting hereunder, whether or not with Landlord’s consent, shall release Tenant from any obligations under this Lease, and Tenant shall continue to be primarily liable hereunder. If an Event of Default occurs hereunder on the part of Tenant’s assignee or sublessee, Landlord may proceed directly against Tenant without pursuing its remedies against the assignee or sublessee. Consent to one assignment or subletting shall not be deemed a consent to any subsequent assignment or subletting. Landlord may consent to subsequent assignments or modifications of this Lease or sublettings without notice to Tenant and Tenant shall not be relieved of liability under this Lease.

(e) Tenant shall pay to Landlord upon demand all reasonable costs, including reasonable legal fees, which Landlord shall incur in reviewing any proposed assignment or subletting.

19. Landlord’s Access. Landlord and its representatives may enter the Premises upon reasonable advance notice, at all reasonable times (or at any time, and upon such notice as is reasonably practical under the circumstances, if any, including telephonic notice, in the event of emergency) and in the presence of an employee or other representative of Tenant for the purpose of inspecting the Premises, or making any necessary repairs, or to show the Premises to prospective purchasers, investors, encumbrancers or tenants (during the final six (6) months of the Term). During the final six (6) months of the Term, Landlord may place customary “For Sale” or “For Lease” signs on the Premises.

20. Signs. Tenant shall have the right, subject to compliance with all applicable laws, ordinances, rules and regulations, and subject further to obtaining Landlord’s prior written approval as to the method of attachment of such signs to the Premises, such approval not to be unreasonably withheld, conditioned or delayed, to erect, install, maintain, repair and replace such signs on the exterior of the Building as Tenant desires. Furthermore, Tenant shall have the right to erect, maintain, repair and replace a monument sign (i) along Virginia Drive on the land upon which the 1015 Building is located, subject to compliance with applicable laws (including, without limitation, replacement of the panel displaying the name “CD Now” on the monument sign which exists on the date of this Lease), and/or (ii) upon the land identified upon Exhibit B, attached hereto and made a part hereof, but subject to compliance with applicable laws. Tenant shall be solely responsible for all costs and expenses related to the installation and maintenance of said signs and shall promptly remove said signs upon the Expiration Date or earlier termination of the Term, and shall repair any damage caused by the installation or removal of such signs.

21. Casualty. If the Building is damaged by fire or other casualty (including, without limitation, floods) (each a “Casualty”), and if the proceeds received from the insurance policies maintained by Landlord therefor are sufficient to pay for the necessary repairs, and the Building can be fully repaired within nine (9) months after such Casualty occurred, this Lease shall remain in effect and Landlord shall repair the damage as soon as reasonably possible, subject to delays beyond Landlord’s reasonable control. If the insurance proceeds received by Landlord are not sufficient to pay the entire cost of repair, or no proceeds are payable with respect to such Casualty, or the Building cannot be fully repaired within nine (9) months after the Casualty occurred, Landlord may elect either to (i) terminate this Lease, provided Landlord shall so notify Tenant within forty-five (45) days after occurrence of such Casualty, or (ii) repair the damage as soon as reasonably possible, in which event this Lease shall remain in full force and effect; but if Landlord elects not to terminate this Lease, Tenant shall then have the right to terminate this Lease if the Premises cannot be fully repaired within twelve (12) months after such Casualty occurred. Insurance proceeds shall not be deemed “unavailable” or “insufficient” if Landlord failed to maintain insurance coverages required by Section 7 of this Lease (or such greater coverages required by Landlord’s Mortgagee). Landlord’s notice shall include a good-faith estimate of the date Landlord reasonably believes the Premises shall be fully restored (the “Estimated Restoration Date”). Tenant’s notification, if any, shall be required within ten (10) days after Landlord’s notice. In addition to the foregoing, if the damage to the Building occurs during the last two (2) years of the Lease Term, Landlord may elect to terminate this Lease as of the date the damage occurred in any event. If this Lease is not terminated following a Casualty, rent shall abate from the date of the occurrence in the proportion that the area of the portion of the Premises rendered unusable by such Casualty bears to the entire area of the Premises, and such abatement shall be in full if the Premises are rendered wholly untenantable. The abatement shall continue until the portion of the Premises which shall have been damaged shall be rebuilt or repaired and Tenant shall be able to occupy such portion of the Premises. If such restoration has not been completed, and Tenant shall not be able to occupy such portion of the Premises, on or before the Estimated Restoration Date, Tenant shall thereafter have the right to terminate this Lease upon thirty (30) days’ prior notice to Landlord until such time as the restoration has been completed and Tenant shall be able to occupy such portion of the Premises; provided, however, if the restoration is completed and Tenant is able to occupy such portion of the Premises prior to the effective date of Tenant’s termination, such termination shall be null and void, and of no effect, and this Lease shall continue upon the terms and conditions contained herein. Tenant waives the protection of any law which grants a tenant the right to terminate a lease in the event of the substantial destruction of a leased property, and agrees that the provisions of this paragraph shall govern in the event of any substantial destruction of the Premises.

22. Condemnation. If (i) all or any portion of the Building shall be taken, or (ii) a portion of the Property (other than the Building) is taken (x) reducing the number of parking spaces upon the Property below the minimum number of parking spaces required by applicable code, or (y) materially and negatively impacting access to the Property, under the power of eminent domain or sold under the threat thereof (the “Condemnation”), this Lease shall terminate on the date on which title to the Premises or portion thereof shall pass to the condemning authority. Notwithstanding anything to the contrary contained herein, if parking spaces are taken which would result in a termination of this Lease under this Section 22, Landlord shall have the right, upon fifteen (15) days’ notice to Tenant, to replace such parking spaces within sixty (60) days after the land containing such taken parking spaces is vested in the condemning authority, and this Lease shall not terminate as a result of such Condemnation. Such substitute parking spaces shall be located upon the Property except that up to fifty (50) such substituted parking spaces may be located upon the property on which the 1015 Building is located or at other locations in reasonable proximity to the Property. If this Lease shall remain in effect following a Condemnation, Tenant’s obligation to pay rent hereunder shall not be affected and Tenant shall not be entitled to any abatement or reduction of rent. Landlord shall be entitled to receive the entire award in any Condemnation proceeding relating to the Premises or Property, except that Tenant may assert a separate claim to an award for its moving expenses and for fixtures and personal property installed by Tenant at its expense, and any other expenses available exclusively to tenants. It is understood that Tenant shall have no claim against Landlord for the value of the unexpired Term of this Lease or any options granted under this Lease.

23. Surrender of Premises. (a) Upon termination of the Lease, Tenant shall surrender the Premises to Landlord, broom clean, and in good order and condition, except for ordinary wear and tear and damage by Casualty or Condemnation. Tenant shall remove its machinery or equipment and repair any damage to the Premises caused by such removal. Tenant shall not remove any power wiring or power panels, lighting or lighting fixtures, wall coverings, blinds or other window coverings, carpets or other floor coverings, or heaters or air conditioners, unless Landlord, by notice to Tenant, elects to have any of the foregoing removed by Tenant

(subject to the provisions of Section 14(b) hereof), in which event the same shall be removed from the Premises by Tenant prior to the Expiration Date or earlier termination of the Term of this Lease, and Tenant shall repair any damage to the Premises due to such removal. All property of Tenant remaining on the Premises after Tenant’s surrender of the Premises shall be deemed abandoned and at Landlord’s election may either be retained by Landlord or may be removed from the Premises at Tenant’s expense. Tenant shall deliver to Landlord all keys to the Premises. Notwithstanding anything to the contrary contained herein (but subject to the provisions of Section 14(b)(i) hereof), in the event that the Premises are used by a subtenant or assignee (other than pursuant to a Permitted Transfer) for any purpose other than general office use in accordance with the terms hereof, upon the Expiration Date or earlier termination of the Term of this Lease, Tenant shall restore the Premises so as to cause the same to be in substantially the same condition as the Premises were upon Tenant’s completion of the Initial Work (including the substantially same ratio of office space to non-office space), reasonable wear and tear and damage from Casualty or Condemnation excepted.

(b) Promptly following the execution of this Lease, Tenant shall advise Landlord as to any existing cabling and wiring which Tenant wishes Landlord to remove from the Premises. Landlord agrees to remove such cabling and wiring, at its sole cost and expense, prior to the Delivery Date. All other cabling and wiring remaining at the Premises upon the Expiration Date or earlier termination of the Term of this Lease, whether now existing or hereafter installed by Tenant, shall be removed by Tenant, at its sole cost and expense, on or prior to the Expiration Date or earlier termination of the Term of this Lease and Tenant shall repair any damage caused by such removal.

24. Holdover. In the event Tenant remains in possession of the Premises after the expiration of the Term of this Lease (the “Holdover Period”), in addition to any damages to which Landlord may be entitled or other remedies Landlord may have by law, Tenant shall pay to Landlord a rental for the Holdover Period as follows: (i) for the first (1st) month of the Holdover Period, at the rate of 150% of the monthly installments of Annual Rent payable during the last lease year of the Term, plus all items of Additional Rent and other charges with respect to the Premises payable by Tenant during the last lease year of the Term; and (ii) for each month of the Holdover Period after the first month, at the rate of 200% of the monthly installments of Annual Rent payable during the last lease year of the Term, plus all items of Additional Rent and other charges with respect to the Premises payable by Tenant during the last lease year of the Term. Nothing herein contained shall be deemed to give Tenant any right to remain in possession of the Premises after the expiration of the Term of this Lease.

25. Events of Default; Remedies. (a) Tenant shall be in default upon the occurrence of one or more of the following events (an “Event of Default”):

(i) Tenant fails to pay rent or any other sum of money required to be paid by Tenant hereunder within five (5) days after receipt of written notice such sums are overdue; provided, however, Landlord shall not be obligated to give such default notice more than one (1) time in any twelve (12) month period;

(ii) Tenant fails to perform any of Tenant’s non-monetary obligations under this Lease or violates any covenant required to be observed by Tenant hereunder for a period of thirty (30) days after written notice thereof from Landlord, provided that if the same cannot be cured within thirty (30) days, then within such additional time, if any, as is reasonably necessary to complete such cure, provided that Tenant has commenced such cure within the initial thirty (30) day period and diligently pursues such cure to completion;

(iii) Intentionally omitted; or

(iv) Tenant makes an assignment of all or substantially all of its assets for the benefit of creditors, or a petition for adjudication of bankruptcy or for reorganization is filed by or against Tenant and is not dismissed within thirty (30) days, or a receiver or trustee is appointed for a substantial part of Tenant’s property and such appointment is not vacated within thirty (30) days.

(b) On the occurrence and during the continuance of an Event of Default, Landlord may, at any time thereafter, without further notice or demand, and without limiting any other right or remedy Landlord may have:

(i) Terminate this Lease and Tenant’s right to possession of the Premises by any lawful means, in which event Tenant shall immediately surrender possession of the Premises to Landlord. At its option, Landlord may occupy the Premises or cause the Premises to be redecorated, altered, divided, consolidated with other adjoining property, or otherwise prepared for reletting, and may relet the Premises or any part thereof for a term or terms to expire prior to, at the same time or subsequent to the original Expiration Date, and receive the rent therefor, applying the sums received first to the payment of such expenses as Landlord may have incurred in connection with the recovery of possession, preparing for reletting and the reletting itself, including brokerage and attorneys’ fees, and then to the payment of damages in amounts equal to the rent hereunder and to the cost and expense of performance of the other covenants of Tenant under this Lease. Tenant agrees to pay to Landlord damages equal to the rent and other sums payable by Tenant under this Lease, reduced by the net proceeds of the reletting, if any, as ascertained from time to time. In reletting the Premises, Landlord may grant rent concessions, and Tenant shall not be entitled to any credit therefor. Tenant shall not be entitled to any surplus resulting from any reletting. Landlord shall use reasonable efforts to mitigate its damages upon an Event of Default by Tenant under this Lease; provided, however, Landlord shall not be required to re-let the entire Building to a single tenant or undertake any actions inconsistent with its then current leasing practices or market the Premises preferentially to any other space or property which Landlord or its affiliates have available for lease, in order to fulfill its obligation to use reasonable efforts to re-let the Premises.

(ii) Permit Tenant to remain in possession of the Premises, in which event this Lease shall continue in effect. Landlord shall be entitled to enforce all of Landlord’s rights and remedies under this Lease, including the right to receive the rent as it becomes due under this Lease.

(iii) Pursue any other remedy now or hereafter available under the laws of the jurisdiction in which the Premises is located.

(c) The remedies available to Landlord herein specified are not intended to be exclusive and prevent Landlord from exercising any other remedy or means of redress to which Landlord may be lawfully entitled. In addition to other remedies provided in this Lease, Landlord shall be entitled to restraint by injunction of any violation or threatened violation by Tenant of any of the provisions of this Lease. Landlord’s exercise of any right or remedy shall not prevent Landlord from exercising any other right or remedy.

(d) To the extent permitted by law, Tenant, for itself and any person claiming through or under Tenant, waives any equity or right of redemption provided by any law.

(e) In the event of any lawsuit or court action between Landlord and Tenant arising out of or under this Lease or the terms and conditions set forth herein, the prevailing party in such lawsuit or court action shall be entitled to and shall collect from the non-prevailing party the reasonable attorneys’ fees and court costs actually incurred by the prevailing party with respect to the said lawsuit or court action. In addition to the foregoing, in the event Landlord employs an attorney to collect any past due installment of rent or other charge herein required to be paid by Tenant, Tenant agrees to pay as Additional Rent all the reasonable attorneys’ fees and other expenses actually incurred by Landlord in collecting such amounts, whether or not a lawsuit is brought.

(f) If this Lease shall terminate by reason of the occurrence of any Event of Default, Landlord shall at its option and election be entitled, notwithstanding any other provision of this Lease, or any present or future law, to recover from Tenant or Tenant’s estate (in lieu of all claims against Tenant relating to unpaid Annual Rent or additional rent), as damages for loss of the bargain and not as a penalty, a lump sum which at the time of such termination of this Lease equals the then present worth of the Annual Rent and all other charges payable by Tenant hereunder that were unpaid or would have accrued for the balance of the Term, less the fair and reasonable rental value of the Premises for the balance of such Term, such lump sum being discounted to the date of termination at the rate of six (6%) percent per annum, unless any statute or rule of law governing the proceeding in which such damages are to be proved shall limit the amount of such claim capable of being so proved, in which case Landlord shall be entitled to prove as and for liquidated damages by reason of such breach and termination of this Lease, the maximum amount which may be allowed by or under any such statute or rule of law. If the Premises or any part thereof shall be re-let by the Landlord for a period including the unexpired Term of this Lease or any part thereof, before the presentation of proof of such liquidated damages to any court, commission, or tribunal, the amount of rent reserved on such re-letting shall be deemed to be the fair and reasonable rental value for the part or the whole of the Premises so re-let during the Term of the re-letting. Nothing herein contained shall limit or prejudice Landlord’s right to prove and obtain as liquidated damages arising out of such breach or termination the maximum amount to be allowed by or under any such statute or rule of law which may govern the proceedings in which such damages are to be proved whether or not such amount be greater, equal to, or less than the amount of the excess of the Annual Rent over the rental value referred to above.

(g) WHEN THIS LEASE AND THE TERM OR ANY EXTENSION OR RENEWAL THEREOF SHALL HAVE BEEN TERMINATED ON ACCOUNT OF ANY EVENT OF DEFAULT BY TENANT, OR WHEN THE TERM HAS EXPIRED AND TENANT SHALL REMAIN IN POSSESSION OF THE PREMISES IN VIOLATION OF THIS LEASE, IT SHALL BE LAWFUL FOR ANY ATTORNEY OF ANY COURT OF RECORD, AFTER GIVING TENANT AT LEAST TEN (10) DAYS’ PRIOR WRITTEN NOTICE, TO APPEAR AS ATTORNEY FOR TENANT AS WELL AS FOR ALL PERSONS CLAIMING BY, THROUGH OR UNDER TENANT, AND TO FILE AN AGREEMENT FOR ENTERING IN ANY COMPETENT COURT AN ACTION FOR JUDGMENT IN EJECTMENT AGAINST TENANT AND ALL PERSONS CLAIMING BY, THROUGH OR UNDER TENANT FOR THE RECOVERY BY LANDLORD OF POSSESSION OF THE PREMISES, FOR WHICH THIS LEASE SHALL BE A SUFFICIENT WARRANT; WHEREUPON, IF LANDLORD SO DESIRES, AN APPROPRIATE WRIT OF POSSESSION MAY ISSUE FORTHWITH, WITHOUT ANY PRIOR WRIT OR PROCEEDING WHATSOEVER, AND PROVIDED THAT IF FOR ANY REASON AFTER SUCH ACTION SHALL HAVE BEEN COMMENCED IT SHALL BE DETERMINED THAT POSSESSION OF THE PREMISES REMAIN IN OR BE RESTORED TO TENANT, LANDLORD SHALL HAVE THE RIGHT FOR THE SAME EVENT OF DEFAULT AND UPON ANY SUBSEQUENT EVENT OF DEFAULT OR EVENTS OF DEFAULT, OR UPON THE TERMINATION OF THIS LEASE OR TENANT’S RIGHT OF POSSESSION AS HEREINBEFORE SET FORTH, TO BRING ONE OR MORE FURTHER ACTIONS IN EJECTMENT AS HEREINBEFORE SET FORTH TO CONFESS JUDGMENT FOR THE RECOVERY OF POSSESSION OF THE PREMISES.

(h) Intentionally omitted.

(i) IT IS MUTUALLY AGREED BY AND BETWEEN LANDLORD AND TENANT THAT (A) THEY HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTER-CLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER ON ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT’S USE OR OCCUPANCY OF THE PREMISES OR CLAIM OF INJURY OR DAMAGE, AND (B) IN ANY ACTION BY LANDLORD AGAINST TENANT, THE LEGAL FEES OF THE PREVAILING PARTY WILL BE PAID BY THE OTHER PARTY TO THE ACTION.

26. Late Charge; Interest. (a) Tenant’s failure to pay Annual Rent, Additional Rent or make other payments required under this Lease promptly may cause Landlord to incur unanticipated costs, which are impractical to ascertain. Therefore, if Landlord does not receive any payment of Annual Rent, Additional Rent or other sums due from Tenant to Landlord within five (5) days after it becomes due, Tenant shall pay Landlord a service fee equal to five hundred dollars ($500.00) in order to reimburse Landlord for the administrative costs and burdens resulting from such delinquent payment.

(b) Any amount owed by Tenant to Landlord which is not paid when due shall bear interest at the rate of eighteen (18%) percent per annum (“Default Interest”) from the due date of such amount. The payment of Default Interest on such amounts shall not extend the due date of any amount owed. If the interest rate specified in this Lease shall exceed the rate permitted by law, the Default Interest shall be deemed to be the maximum legal interest rate permitted by law.

27. Landlord’s Right to Cure Tenant’s Default. If Tenant fails to make any payment or perform any act on its part to be made or performed after the expiration of all applicable notice and cure periods (except that Landlord may take immediate action in the event of an emergency, but shall give Tenant such notice, if any, as is reasonably practicable under the circumstances, including telephonic notice), then Landlord, without waiving or releasing Tenant from such obligation, may make such payment or perform such act on Tenant’s part, and the costs incurred by Landlord in connection with such payment or performance, together with any Service Fee and Default Interest thereon, shall be paid by Tenant to Landlord on demand as Additional Rent.

28. Landlord’s Default. (a) Tenant shall give written notice of any failure by Landlord to perform any of its obligations under this Lease. Landlord shall not be in default under this Lease unless Landlord fails to cure such non-performance within thirty (30) days after receipt of Tenant’s notice. If (i) more than thirty (30) days are required to cure such non-performance, Landlord shall not be in default if such cure is commenced within such thirty (30) day period and thereafter diligently pursued to completion; or (ii) if there is a condition which poses a danger to human health or safety or materially impairs Tenant’s ability to operate its business within the Premises (each, an “Emergency”), Tenant may, in its notice to Landlord, reduce such thirty (30) day period to a shorter period which is reasonable under the circumstances to cure such Emergency condition. If Landlord fails to cure such default within the applicable time period, then Tenant may elect, in addition to any and all other rights and remedies available to Tenant hereunder or at law or in equity, to cure such default on behalf of Landlord, but Tenant shall be under no obligation, express or implied, to do so; provided, however, in the event of an Emergency, Tenant may take immediate action, upon such notice to Landlord, if any, as is reasonably practicable under the circumstances (including telephonic notice) to cure Landlord’s failure prior to the expiration of the aforesaid thirty (30) day period. Upon Tenant’s exercise of such aforesaid self-help rights, following the presentation to Landlord of reasonable evidence that Tenant has expended sums to cure such default, Landlord shall reimburse Tenant for such sums within ten (10) days after Landlord’s receipt thereof. Such reimbursement obligation shall survive the Expiration Date or sooner termination of this Lease. Under no circumstances shall the foregoing provisions of this Section 28 entitle Tenant to withhold or reduce any installments of Annual Rent payable by Tenant hereunder.

(b) In the event of any act or omission by the Landlord which would give the Tenant the right to terminate this Lease or to claim a partial or total eviction, Tenant will not exercise any such right until (i) it has given written notice of such act or omission to Landlord’s Mortgagee whose name and address shall have previously been furnished to Tenant, by delivering such notice to the address so furnished, and (ii) Landlord’s act or omission is not remedied within thirty (30) days after receipt by Landlord’s Mortgagee of Tenant’s notice, or if more than thirty (30) days are reasonably required to cure same, such cure is commenced within such thirty (30) day period and thereafter diligently pursued to completion.

29. Landlord’s Liability Limited. There shall be no personal liability of the Landlord or any member, partner, stockholder, officer, director or other principal of Landlord in connection with this Lease. Tenant agrees to look solely to the interest of Landlord in the Property, or the proceeds of any sale, insurance or Condemnation award with respect to the Property, for the collection of any judgment or other judicial process requiring the payment of money by Landlord in the event of any default or breach by Landlord with respect to this Lease or in any way relating to the Property. No other assets of Landlord or any principal of Landlord shall be subject to levy, execution or other procedures for the satisfaction of Tenant’s remedies.

30. Subordination; Attornment. (a) This Lease is subject and subordinate to any ground lease or mortgage which may now or hereafter encumber the Property, and any renewals, modifications, consolidations, replacements or extensions of such ground lease or mortgage, provided that the ground lessor or mortgagee agrees, upon any foreclosure, to recognize this Lease and not to disturb Tenant’s tenancy and quiet possession hereunder, so long as Tenant is not in default hereunder, beyond the expiration of any notice and cure period. Landlord shall use its best efforts to obtain from each existing ground lessor and mortgagee such ground lessor and mortgagee’s standard form of subordination, non-disturbance and attornment agreement (“SNDA”) promptly after the execution and delivery of this Lease by Tenant.

(b) If Landlord’s interest in the Property is acquired by any ground lessor, mortgagee, or purchaser at a foreclosure sale, Tenant shall attorn to the transferee of or successor to Landlord’s interest in the Property and recognize such transferee or successor as landlord under this Lease. Such transferee or successor shall not be liable for any act or omission of any prior landlord; or be subject to any offsets or defenses which Tenant might have against any prior landlord (unless such party had notice and opportunity to cure the conditions giving rise to same pursuant to an SNDA between Tenant and such party); or be bound by any rent which Tenant might have paid for more than the current month to any prior landlord (except pursuant to the express terms of this Lease); or be liable for any security deposit under this Lease unless actually transferred to such transferee or successor.

(c) As used in this Lease, the term “Landlord’s Mortgagee” shall mean any mortgagee now or hereafter encumbering the Property.

(d) The foregoing provisions shall be self-operative and no further instrument or act on the part of Tenant shall be necessary to effect the same. Tenant shall nevertheless sign and deliver an SNDA on a reasonable form to evidence the subordination, attornment or agreement above provided within ten (10) days after Landlord’s request therefor. Tenant further agrees to execute and deliver within ten (10) days after Landlord’s request therefor, any other documents reasonably required by Landlord’s Mortgagee in connection with the financing or refinancing of the Property.

31. Estoppel Certificates/ Landlord’s Subordination. (a) Upon Landlord’s request, Tenant shall execute, acknowledge and deliver to Landlord a written statement certifying: (i) the Commencement Date; (ii) the Expiration Date; (iii) that this Lease is in full force and effect (if such is the case) and unmodified (or if modified, stating the modifications); (iv) the last date of payment of the Annual Rent, Additional Rent and other charges and the time period covered by each payment; (v) that Landlord is not in default under this Lease (or, if Landlord is claimed to be in default, stating the nature of the default); and (vi) such other matters as may be reasonably required by Landlord or any Landlord’s Mortgagee. Tenant shall deliver such statement to Landlord within ten (10) days after Landlord’s request. Any such statement may be given to and relied upon by any prospective purchaser or encumbrancer of the Property.

(b) Upon Tenant’s request, in connection with any proposed assignment, sublease or Tenant financing transaction, Landlord shall execute and deliver to Tenant a written statement stating that Landlord has not sent to Tenant any notice of an Event of Default which remains uncured (if such is the case), and stating further that (i) to the best of Landlord’s knowledge, without investigation, no default exists with respect to any of Tenant’s non-monetary obligations under this Lease, (ii) no default exists with respect to any of Tenant’s monetary obligations under this Lease relating to Annual Rent, recurring monthly payments of Expense Rent or recurring monthly payments of Tax Rent, and (iii) to the best of Landlord’s knowledge, without investigation, no default exists with respect to any of Tenant’s monetary obligations under this Lease relating to Additional Rent (except with respect to the items specifically set forth in clause (ii) of this paragraph). Landlord shall deliver such statement to Tenant within ten (10) days after Tenant’s request. Any such statement may be given to and relied upon any prospective assignee, subtenant or lender.

(c) If Tenant shall acquire trade fixtures, equipment, machinery or other goods and effects subject to a purchase money security interest, or shall lease any of the same, or if any institutional lender provides Tenant with financing the proceeds of which are intended to enable Tenant to use and occupy the Premises or to operate Tenant’s business and such financing is secured in whole or in part by a lien on such goods or fixtures, Landlord shall, upon request from Tenant, execute a subordination of any right it may have to distrain upon or secure a lien against such goods or fixtures for any reason whatsoever, in form and content reasonably acceptable to Landlord and the holders of any such security interest or the lessor under any such lease; provided, however, that the holder of any such security interest or the lessor under any such lease agrees in writing (i) that any entry upon the Premises to remove any such trade fixtures, equipment, machinery or other goods and effects shall be upon reasonable prior written notice to Landlord and shall be in the presence of a representative of Landlord; (ii) to promptly repair any damage to the Premises and/or the Property arising in connection with the removal of any such trade fixtures, equipment, machinery or other goods and effects; (iii) that in exercising any of its rights, it shall use its reasonable efforts to avoid interfering with the normal operations of the Property; and (iv) to not conduct any sales or auctions at the Premises and/or the Property.

32. Quiet Enjoyment. (a) Landlord covenants that as long as Tenant pays the Annual Rent and Additional Rent and performs its other obligations under this Lease, Tenant shall peaceably and quietly have, hold and enjoy the Premises for the term provided by this Lease, subject to the provisions of this Lease, and to any mortgage or other agreement to which this Lease is subordinate.

(b) Landlord reserves to itself such access and utility easements over, under and across the Property as may be required by Landlord from time to time in connection with the ownership, use or operation of the Premises and/or any other property of Landlord or any affiliated party of Landlord. No such easement shall unreasonably interfere with Tenant’s use of the Premises.

33. Security Deposit. Upon execution of this Lease, Tenant shall deposit with Landlord the sum of $242,000.00 as security for the performance by Tenant of its obligations under this Lease (the “Security Deposit”). If in any fiscal quarter occurring during the first seven (7) lease years of the Term hereof, “Tenant’s Current Ratio” (as hereinafter defined) decreases below 2:1, Tenant shall, within ten (10) days following the expiration of said fiscal quarter, as further security for the performance by Tenant of its obligations under this Lease, deposit with Landlord an additional sum equal to the unamortized portion of the amount of $1,258,000.00, which unamortized amount shall be determined on straight-line amortization over a seven (7) year amortization period commencing on the Rent Commencement Date (the “Additional Security Deposit”). “Tenant’s Current Ratio” shall mean Tenant’s current assets divided by current liabilities as disclosed in Tenant’s most recent publicly-available financial statements. If Tenant’s Current Ratio shall thereafter increase to 2:1 or higher for two consecutive fiscal quarters, Landlord shall return the Additional Security Deposit to Tenant, without interest, within ten (10) days of Landlord’s receipt of such financial statements as are reasonably required to verify Tenant’s Current Ratio. As long as Tenant remains a publicly traded entity, such financial statements shall be obtained by Landlord from publicly available sources. In the event that Tenant is no longer a publicly traded entity, such financial statements shall be prepared by a certified public accountant and shall be provided to Landlord by Tenant within sixty (60) days after the expiration of each fiscal quarter occurring during the first seven (7) lease years of the Term hereof. The Security Deposit shall be paid in cash. The Additional Security Deposit shall be paid in the form of an “evergreen” standby letter of credit (“LC”). The form of such LC shall be reasonably acceptable to Landlord. The LC shall be unconditional and irrevocable and shall be drawn on a bank reasonably acceptable to Landlord. The LC shall be for a minimum period of one (1) year and shall provide that it shall automatically be renewed for additional periods of no less than one (1) year unless the issuing bank shall notify Landlord at least sixty (60) days prior to the end of its term that the LC will not be renewed. In such event, Tenant shall deliver to Landlord a replacement LC in accordance with the requirements of this Section 33 within ten (10) days thereafter, but in all events prior to the expiration of the term of the existing LC, or Landlord shall have the right to draw upon the existing LC and retain the proceeds thereof as an additional cash Security Deposit. Landlord may draw upon the LC by submitting to the issuing bank a certification of Landlord that there has occurred an Event of Default under the Lease, including, but not limited to, payment of Annual Rent or any Additional Rent due Landlord, or repair or replacement of damage to the Premises. Landlord shall have the same rights as set forth above to apply any cash Security Deposit, or so much thereof as may be necessary, to cure a default of Tenant hereunder. If Landlord uses all or any part of either the Security Deposit or the Additional Security Deposit, Tenant shall restore the Security Deposit and/or the Additional Security Deposit, as the case may be, to its full amount within ten (10) days after Landlord’s demand therefor. Tenant shall restore the Security Deposit by cash and shall restore the Additional Security Deposit either by a replacement LC in accordance with the requirements of this Section 33, or by cash. Provided Tenant has fully complied with all of the terms of this Lease, Landlord shall return any portion of the Security Deposit and/or the Additional Security Deposit not previously returned to Tenant, without interest, within thirty (30) days after the surrender of the Premises by Tenant. Landlord may deliver the Security Deposit and the Additional Security Deposit to the Purchaser or other transferee of Landlord’s interest in the Property in the event the Property is sold or otherwise transferred, and Landlord shall be discharged from any further liability with respect to the Security Deposit and the Additional Security Deposit.

34. 1015 Virginia Drive Easement. The parties hereto recognize and agree that, as a material inducement to Tenant to execute and deliver this Lease, Tenant shall have unimpeded access to and egress from Virginia Drive as the primary entrance and exit to the Property over the right of way (the “Right of Way”), as delineated on Exhibit “C” attached hereto and made a part hereof, which traverses the adjoining property known as 1015 Virginia Drive (the “1015 Property”). Landlord has advised Tenant that there is a Declaration of Easement (the “Existing Easement”) created by 485 Delaware Avenue Associates, L. P., as Declarant, dated June 8, 1998 and recorded on June 12, 1998 in the Office for the Recording of Deeds in and for Montgomery County, Pennsylvania (the “Recorder’s Office”) in Deed Book 5229 Page 955, et seq. The parties hereto further recognize and agree that the terms, covenants, conditions and provisions of the Existing Easement must be modified in certain respects to ensure that Tenant, its invitees, licensees, agents, employees, contractors, successors, subtenants and assigns shall have the right and privilege of pedestrian and vehicular access, ingress, egress and regress, on, over, across and from the Right of Way thereby providing a connection between the Property and Virginia Drive for pedestrians and vehicles, at all times during the term of the Lease, as the same may be extended or renewed (the “Tenant Uses”). Landlord covenants and agrees to cause the Existing Easement to be modified (the “Modification Agreement”) in form and content substantially in the form as attached hereto as Exhibit “D,” together with the consent thereto of any mortgagee holding a mortgage on either the Property and/or the 1015 Property, which Modification Agreement shall be binding upon each of them, and their respective successors and assigns. Landlord shall cause the Modification Agreement, in form and content as aforesaid, to be executed, delivered and recorded with the Recorder’s Office promptly after the execution and delivery of this Lease by Landlord and Tenant. To the extent that there are any provisions of this Lease and provisions of the Existing Easement, as the same shall be modified by the Modification Agreement, which could be construed as inconsistent, they shall be interpreted in a manner so as to ensure Tenant with the rights and privileges contemplated hereby with respect to the Tenant Uses of the Right of Way. Furthermore, Landlord covenants and agrees that Landlord shall not, during the term of this Lease, enter into, or acquiesce in, any termination of the Existing Easement, as the same may be modified by the Modification Agreement. All costs and expenses incurred by Landlord, if any, in operating, maintaining, repairing, resurfacing or replacing the Right of Way, to the extent not reimbursed to Landlord by the owner of the 1015 Property, shall be included in Expense Rent hereunder pursuant to the terms and conditions of Section 5 of this Lease.

35. Notices. All notices in connection with this Lease, the Premises or the Property shall be in writing (except in those instances hereunder where another method of notice is expressly permitted) and shall be delivered by courier service (e.g., Federal Express, Airborne) or sent by certified mail, return receipt requested, postage prepaid. Notices to Landlord shall be delivered to the address specified in Section 1(a). Notices to Tenant shall be delivered to the address specified in Section 1(b) until the Commencement Date; thereafter notices to Tenant shall be delivered to the Premises. All notices shall be effective upon delivery or attempted delivery in accordance with this provision. Either party may change its notice address upon written notice to the other party given in accordance with this provision.

36. Force Majeure. If either Tenant or Landlord is unable to perform any of its obligations or to supply, or is delayed in supplying, any service expressly or impliedly to be supplied or is unable to make, or is delayed in making, any repair, additions, alterations or decorations, or is unable to supply, or is delayed in supplying, any equipment or fixtures, due to events beyond such performing party’s reasonable control, the time provided to such performing party for performing such obligations shall be extended by a period of time equal to the duration of such events, and the other party shall not be entitled to any claim against the other party by reason thereof, and the obligation of the other party to pay rent and perform all its other obligations under this Lease shall not be affected, impaired or excused thereby (collectively, “Force Majeure”). Events beyond the performing party’s control include, but are not limited to, acts of God, war, civil commotion, labor disputes, strikes, Casualty, labor or material shortages, government regulation or restriction and weather conditions. Landlord shall not be liable to Tenant nor shall Tenant be entitled to any abatement or reduction of rent, in the event of the suspension, interruption, failure or inadequacy of any of the services to be provided by Landlord pursuant to this Lease unless resulting from the gross negligence or willful misconduct of Landlord, its employees, agents or contractors. Financial inability shall not be deemed an event of Force Majeure, and neither party hereto may claim Force Majeure for failure to pay any sums due under this Lease, including, without limitation, Annual Rent, Additional Rent, and Landlord’s Contribution.

37. Waivers; Modifications. The failure of either party to insist on strict performance of any provision of this Lease shall not be construed as a waiver of such provision in any other instance. All amendments to this Lease shall be in writing and signed by both parties.

38. Interpretation. The captions in this Lease are intended to assist the parties in reading this Lease and are not a part of the provisions of this Lease. Whenever required by the context of this Lease, the singular shall include the plural and the plural shall include the singular. The masculine, feminine and neuter genders shall each include the others.

39. Applicable Law. The laws of the Commonwealth of Pennsylvania shall govern this Lease.

40. Authority of Lease Signatories. If either party is a corporation, partnership or other entity, Landlord and Tenant each represent and warrant to each other that the person signing this Lease on behalf of such party has full authority to do so and that this Lease binds the corporation, partnership or other entity, as the case may be.

41. Brokerage. (a) Each party represents to the other that it did not deal with any real estate broker in connection with this Lease, other than the Brokers named in Section 1(k). The commission of such Brokers shall be paid by Landlord. Each party indemnifies and holds the other harmless from any claim for a commission or other fee made by any broker with whom the indemnifying party has dealt, other than the foregoing named brokers.

(b) Without limiting the provisions of Section 41(a), Tenant expressly agrees to indemnify and hold Landlord harmless from any claim for a commission or other fee made by Colliers Lanard & Axilbund in connection with this Lease.

42. Equipment. (a) For and during the Term hereof, Tenant shall have the right, at no additional cost except as set forth below, to use the “Existing Data Center Equipment” described on Schedule 2, attached hereto and made a part hereof. Tenant shall also have the right, at no additional cost except as set forth below, to use any telecommunications equipment (the “Telecommunications Equipment”) left at the Premises by the existing tenant. Landlord represents and warrants to Tenant that neither the prior tenant, nor any other party, has any claim of right or interest in or to the Existing Data Center Equipment. Except as set forth in the immediately preceding sentence, Landlord makes no representation or warranty whatsoever, whether expressed, implied or statutory, of any kind with respect to the Existing Data Center Equipment and/or the Telecommunications Equipment, and hereby disclaims any such warranty, including but not limited to merchantability and fitness for a particular purpose, and Tenant agrees to accept the Existing Data Center Equipment and the Telecommunications Equipment “as is”, “where is”, subject to all faults. Landlord shall not be responsible for replacing, repairing, removing or disposing of any of the Existing Data Center Equipment and/or the Telecommunications Equipment which is inoperable or unsuitable for Tenant’s use. Tenant shall, at its sole cost and expense, procure all policies of insurance for the purpose of insuring the Existing Data Center Equipment and the Telecommunications Equipment in accordance with the terms set forth in this Lease. In addition, Tenant shall be solely responsible, at its sole cost and expense, for the maintenance, repair and replacement of the Existing Data Center Equipment and the Telecommunications Equipment, and shall indemnify and hold harmless Landlord from and against all liability, claims or costs, including reasonable legal fees arising from Tenant’s use of the Existing Data Center Equipment and/or the Telecommunications Equipment. Under no circumstances shall Landlord be liable for any damage to or vandalism of the Existing Data Center Equipment and/or the Telecommunications Equipment. In addition, Landlord shall in no event be responsible if, for any reason whatsoever, the Existing Data Center Equipment and/or the Telecommunications Equipment does not perform to the expectations of Tenant. The Existing Data Center Equipment and the Telecommunications Equipment shall remain on and be surrendered with the Premises in their then as is, where is condition, with all faults (unless Tenant has disposed of same during the Term of this Lease). Notwithstanding anything to the contrary contained herein, any property or equipment purchased and funded by Tenant to supplement and/or replace any of the Existing Data Center Equipment and/or Telecommunications Equipment shall belong to, and be owned by, Tenant for all purposes, and Tenant shall have the right to remove same during the Term of this Lease, or upon the Expiration Date or earlier termination of the Term of this Lease.

(b) In addition to the Existing Data Center Equipment and the Telecommunications Equipment, the generator currently located at the Premises (the “Generator”) and the life safety systems currently located at the Premises (the “Life Safety Systems”) will remain as part of the Premises subject to the terms and provisions of this Section 42(b). Landlord represents and warrants to Tenant that Landlord owns all right, title and interest in and to the Generator and the Life Safety Systems, free and clear of any claim of right of any other party, including, without limitation, any prior tenant of the Building, and Landlord has the right to grant the foregoing rights in and to the Generator and Life Safety Systems to Tenant, and except for the foregoing representations and warranties, Landlord makes no representation or warranty whatsoever, whether expressed, implied or statutory, of any kind with respect to the Generator and/or the Life Safety Systems, and hereby disclaims any such warranty, including but not limited to merchantability and fitness for a particular purpose, and Tenant agrees to accept the Generator and the Life Safety Systems “as is”, “where is”, subject to all faults. Landlord shall not be responsible for replacing, repairing, removing or disposing of the Generator and/or the Life Safety Systems which are inoperable or unsuitable for Tenant’s use. Tenant shall, at its sole cost and expense, procure all policies of insurance for the purpose of insuring the Generator and the Life Safety Systems in accordance with the terms set forth in this Lease. In addition, Tenant shall be solely responsible, at its sole cost and expense, for the maintenance, repair and replacement of the Generator and the Life Safety Systems, and shall indemnify and hold harmless Landlord from and against all liability, claims or costs, including reasonable legal fees arising from Tenant’s use of the Generator and/or the Life Safety Systems (except as a result of a breach of Landlord’s representation and warranty contained in this Section 42(b)). Under no circumstances shall Landlord be liable for any damage to or vandalism of the Generator and/or the Life Safety Systems. In addition, Landlord shall in no event be responsible if, for any reason whatsoever, the Generator and/or the Life Safety Systems do not perform to the expectations of Tenant. In addition, Tenant shall be responsible for all governmental regulations and noise remediation requirements with respect to the Generator. The Generator and the Life Safety Systems shall be the property of Landlord and shall remain on and be surrendered with the Premises in good working order and repair, subject to normal wear and tear and any replacement thereof by Tenant, upon the Expiration Date or earlier termination of this Lease. If Tenant replaces the Generator during the Term, the replacement generator surrendered by Tenant upon the Expiration Date or earlier termination of this Lease shall be of sufficient capacity to serve the Life Safety Systems.

43. Binding Effect. This Lease is binding upon any party who legally acquires any rights or interest in this Lease from Landlord or Tenant; provided, however, Landlord shall have no obligation to Tenant’s successor unless the interest of Tenant’s successor in this Lease is acquired in accordance with the provisions of this Lease. The term “Landlord” as used in this Lease means only the owner, or the mortgagee in possession, for the time being of the Property, so that in the event of any sale of the Property the said transferor Landlord shall be and hereby is entirely freed and relieved of any liability for performance of all covenants and obligations of Landlord set forth in this Lease.

44. Ownership, Encumbrances and Compliance with Laws. Landlord represents and warrants to and agrees with Tenant as follows:

(a) Landlord represents, but does not warrant, that Landlord is the owner in fee simple of the Property, and Landlord has good and marketable title thereto.

(b) Landlord is a limited partnership organized and validly existing under the laws of Delaware; Landlord has full power and authority under the laws of Pennsylvania to execute and deliver this Lease and to perform its obligations hereunder; the signatory hereto on behalf of Landlord has full power and authority to bind Landlord and all requisite actions necessary to authorize Landlord to execute and deliver this Lease and to perform its obligations hereunder have been taken.

(c) To Landlord’s knowledge, the Property currently complies with all applicable laws, including those laws relating to handicapped access and egress, life and fire safety, health and the environment.

(d) The Premises are not subject to any mortgage, deed of trust, lien, claim or encumbrance as of the date of this Lease which would interfere with Tenant’s use of the Premises or Tenant’s conduct of its business therein, and there are no violations or defaults under any instrument, agreement or encumbrance, and the enforcement of any such rights or claims shall not adversely affect the improvement, use, occupancy or enjoyment of the Premises by Tenant in the manner contemplated by this Lease.

(e) The Premises constitute a separately assessed real estate tax parcel for the payment of real estate taxes.

45. Miscellaneous.

(a) The submission of this Lease to Tenant shall not be deemed to be an offer and shall not bind either party until duly executed by Landlord and Tenant.

(b) Neither Landlord nor Tenant shall be liable for consequential damages arising from any negligence, tortious act, breach of any term, covenant or obligation under this Lease, or any other act or omission affecting this Lease.

(c) This Lease may be executed in counterparts, and when all counterpart documents are executed, the counterparts shall constitute a single binding instrument.

(d) As used in this Lease, the term “business days” shall mean any day other than a Saturday, Sunday or a New York Stock Exchange holiday. If any deadline or expiration of any period of time shall occur on a non-business day, the time to perform such act shall be extended to the next following business day.

(e) A determination by a court of competent jurisdiction that any provision of this Lease or part thereof is illegal or unenforceable shall not invalidate the remainder of this Lease or such provision, which shall continue to be in effect.

(f) Tenant shall not record this Lease or a memorandum hereof.

(g) Tenant shall observe the rules and regulations set forth in the Rules and Regulations Rider attached hereto.

(h) SECTION 25(g) HEREOF SETS FORTH A WARRANT OR AUTHORITY FOR AN ATTORNEY TO CONFESS JUDGMENT AGAINST TENANT. IN GRANTING THIS WARRANT OF ATTORNEY TO CONFESS JUDGMENT AGAINST TENANT, TENANT HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY, AND (ON THE ADVICE OF THE SEPARATE COUNSEL OF TENANT, IF TENANT HAS USED COUNSEL IN REGARD TO ENTERING INTO THIS LEASE) UNCONDITIONALLY WAIVES ANY AND

ALL RIGHTS TENANT HAS OR MAY HAVE TO PRIOR NOTICE AND AN OPPORTUNITY FOR HEARING UNDER THE CONSTITUTIONS AND LAWS OF THE UNITED STATES AND THE COMMONWEALTH OF PENNSYLVANIA.

(i) If, as a result of Landlord’s exercise of its termination right set forth in Section 18(b) hereinabove, or for any other reason, Tenant no longer leases 100% of the Building, Landlord and Tenant agree to execute a lease amendment containing terms and provisions which are ordinary and customary for leases in other multi-tenant office buildings in the Philadelphia, Pennsylvania area similar to the Building.

THE RIDERS ENUMERATED IN Section 1(l) ABOVE ARE ATTACHED HERETO AND MADE A PART OF THIS LEASE AS FULLY AS IF SET FORTH HEREIN AT LENGTH. The terms used in the Riders have the same meanings set forth in this Lease. The provisions of a Rider shall prevail over any provisions of this lease which are inconsistent or conflict with the provisions of such Rider.

(SIGNATURES APPEAR ON THE FOLLOWING PAGE)

IN WITNESS WHEREOF, the parties hereby have duly executed this Lease as of the date first above set forth.

LANDLORD:
WITNESS:	1005 VIRGINIA ASSOCIATES, L.P.
By:
Name:
Title:

TENANT:
ATTEST:	KULICKE AND SOFFA INDUSTRIES, INC.
By:	By:
Name:	Name:
Title:	Title:

INITIAL WORK RIDER

Date of Lease:	June , 2005

Landlord:	1005 Virginia Associates, L.P.

Tenant:	Kulicke and Soffa Industries, Inc.

Premises:	Entire building known as
485 Delaware Avenue a/k/a
1005 Virginia Drive
Fort Washington, Pennsylvania

1. Initial Work. Within a reasonable period of time after the date of full execution of the Lease, Tenant shall cause plans and specifications (the “Plans and Specifications”) to be prepared for all work to be performed in the Premises in preparation for the commencement of Tenant’s business therein (the “Initial Work”) which such Plans and Specifications shall be based upon the current “as built” condition of the Premises. The Plans and Specifications and Tenant’s choice of architect shall be subject to Landlord’s approval, such approval not to be unreasonably withheld, conditioned or delayed. Within ten (10) business days after Tenant’s submission of the Plans and Specifications to Landlord, Landlord shall either approve the Plans and Specifications or disapprove the Plans and Specifications (with reasonable detail as the reason for such disapproval). Landlord covenants and agrees that Tenant, as part of its Initial Work, may construct a loading dock in the Northwest corner of the Building. If Landlord fails to respond within such ten (10) business day period, Tenant shall send Landlord a second notice, informing Landlord of its failure to respond to the original request for consent. If Landlord shall fail to respond within three (3) business days after receipt of Tenant’s second notice, Landlord’s approval of the Plans and Specifications shall be deemed granted. If Landlord disapproves Tenant’s Plans and Specifications, Tenant shall, within five (5) business days thereafter, resubmit the Plans and Specifications after revision, and Landlord shall again approve or disapprove same as described above; provided, however, Landlord shall respond within three (3) business days, rather than ten (10) business days. The foregoing procedure shall be followed until Landlord’s approval of the Plans and Specifications. A set of the approved Plans and Specifications shall be initialed by Landlord and Tenant and attached hereto. Following Landlord’s approval of the Plans and Specifications, Tenant shall seek at least three (3) bids from contractors reasonably acceptable to Landlord to perform the Initial Work, and Landlord (or its affiliate) shall have the right to be one of the bidders to perform the Initial Work. Whether or not Landlord, or Landlord’s affiliate, performs the Initial Work, Landlord agrees to pay up to $30.00 per rentable square foot of the Premises towards all hard and soft costs of the Initial Work (“Landlord’s Contribution”), which distributions from Landlord’s Contribution shall be paid directly to Tenant’s contractors, subcontractors and/or material suppliers engaged to perform the Initial Work. Disbursements from Landlord’s Contribution shall be made upon bills, receipts and/or invoices no more frequently than once per month. Notwithstanding anything to the contrary contained herein, Landlord shall not be required to make any disbursements from Landlord’s Contribution while there is a mechanic’s or other construction lien filed against the Property relating to Tenant’s Work, and if Tenant has failed to remove or bond over such lien in accordance with Section 15 of this Lease, Landlord shall have the right to deduct from disbursements the actual costs incurred by it, including reasonable legal fees, in connection with the removal of any such mechanic’s or construction lien. In addition to the foregoing, Landlord shall not be required to make any disbursements from Landlord’s Contribution for any component of the Initial Work which Landlord reasonably determines has not been performed substantially in accordance with the plans and specifications for the Initial Work approved by Landlord pursuant to this Rider. In the event that the cost to perform the Initial Work shall exceed $30.00 per rentable square foot of the Premises, Tenant shall be solely responsible for such excess costs.

2. Tenant Changes. Tenant may request any change, addition or alteration in the Initial Work (“Tenant Changes”), subject to the prior approval of Landlord, which approval shall not be unreasonably withheld, conditioned or delayed. Any changes in the Initial Work desired by Tenant shall be submitted in writing (with plans and specifications where applicable). Non-material changes to the Plans and Specifications, including so called “field changes” which do not affect the Building’s structure or systems, may be made by Tenant without Landlord’s consent.

3. Landlord’s Representative/Tenant’s Representative. Upon execution of the Lease, Landlord shall designate an individual to serve as “Landlord’s Representative”, and Tenant shall designate an individual to serve as “Tenant’s Representative”. Such designation may be changed at any time in accordance with the Notice provision of the Lease, but only one individual may be so designated by each party at any one time. Tenant’s Representative shall be the only individual authorized to communicate with Landlord and Landlord’s Representative regarding Initial Work, and vice-versa.

Initials:

Landlord

Tenant

ANNUAL RENT RIDER

Date of Lease:	June , 2005

Landlord:	1005 Virginia Drive Associates, L.P.

Tenant:	Kulicke and Soffa Industries, Inc.

Premises:	Entire building known as
485 Delaware Avenue a/k/a
1005 Virginia Drive
Fort Washington, Pennsylvania

The Annual Rent payable by Tenant to Landlord during the Term shall be in the amounts and for the lease years and payable in the monthly installments as follows:

Lease Year	PSF	Monthly Installment	Annual Amount
1	$16.50	$121,000.00	$1,452,000.00
2	$17.00	$124,666.67	$1,496,000.00
3	$17.50	$128,333.33	$1,540,000.00
4	$18.00	$132,000.00	$1,584,000.00
5	$18.50	$135,666.67	$1,628,000.00
6	$19.00	$139,333.33	$1,672,000.00
7	$19.50	$143,000.00	$1,716,000.00
8	$20.00	$146,666.00	$1,760,000.00
9	$20.50	$150,333.33	$1,804,000.00
10	$21.00	$154,000.00	$1,848,000.00
11	$21.50	$157,666.67	$1,892,000.00
12	$22.00	$161,333.33	$1,936,000.00

Initials:

Landlord

Tenant

EXTENSION OPTIONS RIDER

Date of Lease:	June , 2005

Landlord:	1005 Virginia Drive Associates, L.P.

Tenant:	Kulicke and Soffa Industries, Inc.

Premises:	Entire building known as
485 Delaware Avenue a/k/a
1005 Virginia Drive
Fort Washington, Pennsylvania

1. Grant of Options. Subject to the provisions of Section 3 of this Rider, Landlord hereby grants to Tenant two (2) options (each such option is referred to as the “Option”) to extend the Term following the expiration of the original term hereof (the “Initial Term”) for additional terms of five (5) years each (each such additional term is hereinafter referred to as the “Extension Term”). For and during the Extension Term, a lease year shall mean a period of twelve (12) calendar months commencing on the day immediately following the expiration of the immediately preceding lease year, and the “Expiration Date” shall be the last day of the final lease year of the Extension Term. The “Term” of this Lease shall include all duly exercised Extension Terms.

2. Exercise of Options. Each Option shall be exercised only by written notice (the “Extension Notice”) delivered to Landlord in accordance with Section 35 of the Lease at least twelve (12) months before the expiration of the Initial Term or the expiration of the current Extension Term, as the case may be. Time shall be of the essence with respect to delivery of the Extension Notice and if Tenant fails to deliver any Extension Notice within the specified time period, the Option related thereto and succeeding Options (if any) shall lapse, and Tenant shall have no further right to extend the Term.

3. Conditions Precedent to Options. Each Option shall be exercisable by Tenant and the Lease shall continue for the Extension Term provided all of the following conditions are satisfied:

(a) At the time Landlord receives the Extension Notice and at the commencement of the Extension Term related thereto, there shall be no Event of Default under any of the provisions of the Lease.

(b) At the time Landlord receives the Extension Notice and at the commencement of the Extension Term related thereto, the Tenant named in Section 1(b) of the Lease shall not have assigned the Lease or sublet all or any portion of the Premises, except in connection with a Permitted Transfer.

(c) With respect to any Option for an Extension Term following the first Extension Term, Tenant shall have theretofore timely exercised all prior Options.

4. Extension Term Provisions. Each Extension Term shall be on all of the same terms and conditions set forth in the Lease and applicable to the Initial Term, except Tenant shall have no further option to extend the Term following the second (2nd) Extension Term, and the Annual Rent payable by Tenant for each Extension Term shall be the “Fair Market Rental Value” of the Premises for such Extension Term determined as follows:

Within ten (10) days after receipt by Landlord of the Extension Notice, Landlord shall notify Tenant of Landlord’s determination of the Fair Market Rental Value of the Premises for the Extension Term related thereto. Said Fair Market Rental Value may be different for each lease year during said Extension Term. Within ten (10) days after receipt of Landlord’s notice, time being of the essence with respect thereto, Tenant shall advise Landlord that (a) it accepts Landlord’s determination of the Fair Market Rental Value of the Premises, (b) it rejects Landlord’s determination of the Fair Market Rental Value of the Premises, or (c) that Tenant revokes its exercise of the Extension Term (in which case, the Expiration Date shall occur upon the last day of the Initial Term or the Extension Term then in effect, without further extension). If Tenant fails to advise Landlord within said ten (10) day period, Tenant shall be deemed to have rejected the Fair Market Rental Value determined by Landlord. If Tenant rejects (or is deemed to have rejected) Landlord’s determination of the Fair Market Rental Value of the Premises, Tenant shall, at its cost and expense, engage the services of an independent real estate appraiser, having an MAI designation, with knowledge and experience of rental values of similar properties in the area to perform an appraisal to determine the Fair Market Rental Value of the Premises for the Extension Term. Such appraiser shall render his or her appraisal report to Landlord and Tenant not later than thirty (30) days after the date of Tenant’s notice to Landlord rejecting Landlord’s determination of the Fair Market Rental Value of the Premises. If the Fair Market Rental Value so determined by the appraiser in his or her report shall not be acceptable to Landlord, Landlord shall have the right, at its cost and expense, to engage the services of an appraiser, having similar qualifications as those set forth above, to determine the Fair Market Rental Value of the Premises for the Extension Term. The two appraisers shall then select a third appraiser, having similar qualifications as those set forth above, and Landlord and Tenant shall engage the services of such third appraiser to perform an appraisal to determine the Fair Market Rental Value of the Premises, with Landlord and Tenant each to pay one-half of the cost of such third appraiser. The appraiser for Landlord and the appraiser for Tenant shall select such third appraiser within ten (10) days after Landlord notifies Tenant that such third appraiser is required. Such third appraiser shall be instructed to render an appraisal report to Landlord and Tenant not later than thirty days (30) after the date of his or her engagement. The Fair Market Rental Value of the Premises for the Extension Term shall be the Fair Market Rental Value determination of the appraiser selected by Landlord or Tenant whose determination is closer to the determination of the third appraiser. The Fair Market Rental Value of the

Premises, as agreed upon by the parties or as determined as hereinabove provided, shall be final and binding upon both Landlord and Tenant.

Initials:

Landlord

Tenant

RULES AND REGULATIONS RIDER

Date of Lease:	June , 2005

Landlord:	1005 Virginia Associates, L.P.

Tenant:	Kulicke and Soffa Industries, Inc.

Premises:	Entire building known as
485 Delaware Avenue a/k/a
1005 Virginia Drive
Fort Washington, Pennsylvania

Landlord hereby promulgates the following Rules and Regulations with respect to the Premises:

1. WINDOWS: No article shall be thrown out of the doors or windows of the Premises.

2. PROJECTIONS FROM BUILDING: No awnings, air conditioning units, or other fixtures shall be attached to the outside walls or the window sills of the Building or otherwise affixed so as to project from the Building, without prior written consent of Landlord, not to be unreasonably withheld, conditioned or delayed.

3. LOCK KEYS: If Tenant installs any additional locks or changes the locks on any of the entrance doors or interior doors of the Premises, Tenant shall provide to Landlord duplicate keys to such locks. Tenant shall, on the termination of Tenant’s tenancy, deliver to Landlord all keys to any space within the Building either furnished to or otherwise procured by Tenant, and in the event of the loss of any keys furnished, Tenant shall pay to Landlord the cost thereof. Tenant, before closing and leaving the Premises, shall ensure that all windows are closed and entrance doors locked. Nothing in this Paragraph shall be deemed to prohibit Tenant from installing a burglar alarm within the Premises, provided: (1) Tenant obtains Landlord’s consent which will not be unreasonably withheld, conditioned or delayed; (2) Tenant supplies Landlord with copies of the plans and specifications of the system; (3) such installation shall not damage the Building; and (4) all costs of installation shall be borne solely by Tenant.

4. PLUMBING, ELECTRIC AND TELEPHONE WORK: Plumbing facilities shall not be used for any purpose other than those for which they were constructed; and no sweepings, rubbish, ashes, newspaper or other substances of any kind shall be thrown into them.

5. SAFES AND OTHER HEAVY EQUIPMENT: Landlord reserves the right to reasonably prescribe the weight and position of all safes and other heavy equipment so as to distribute properly the weight thereof and to prevent any unsafe condition from arising.

6. RESERVATION OF RIGHTS: Landlord hereby reserves to itself any and all rights not granted to Tenant hereunder, including, but not limited to, the following rights which are reserved to Landlord for its purposes in operating the Building:

a. the exclusive right to the use of the name of the Building for all purposes, except that Tenant may use the name as its business address and for no other purposes; and

b. the right to change the name or address of the Building, without incurring any liability to Tenant for doing so.

7. HEALTH AND SAFETY: Tenant shall be responsible for initiating, maintaining and supervising all health and safety precautions and/or programs required by Law in connection with the Tenant’s use and occupancy of the Premises.

8. SMOKING: No smoking is permitted in any part of the Building. Smoking is also prohibited in the front entranceway area.

Initials:

Landlord

Tenant